Exhibit 99.1

Media	Investors
Mary Eshet	Jim Rowe
704-383-7777	415-396-8216
Wednesday, January 19, 2011
WELLS FARGO REPORTS RECORD QUARTERLY AND FULL YEAR NET INCOME
Q4 Net Income of $3.4 billion; Q4 Revenue of $21.5 billion
Continued strong financial results in fourth quarter 2010:
•	Record net income of $3.4 billion, up 21 percent from prior year

•	Diluted earnings per common share of $0.61

•	Revenue of $21.5 billion, up 12 percent (annualized) from prior quarter

•	Net interest margin of 4.16 percent, return on assets of 1.09 percent (annualized), and return on equity of 10.95 percent (annualized)
Diverse sources of franchise growth in fourth quarter 2010:
•	All business segments contributed to earnings; Wholesale Banking up 11 percent from prior quarter

•	Double-digit revenue growth across multiple businesses

•
Loan growth in major loan categories – commercial and industrial, commercial real estate mortgage and real estate 1-4 mortgages; total loans up $3.6 billion, or 2 percent (annualized), from September 30, 2010; non-strategic/liquidating loans down $6.0 billion, all other loans up $9.6 billion from September 30, 2010

•	Average checking and savings deposit growth accelerated to 17 percent (annualized) from prior quarter

•	Supplied $210 billion in credit to consumers and businesses during the quarter, up $34.5 billion, or 20 percent, from prior quarter; highest quarterly volume of credit extended since merger
Continued and significant improvement in credit quality:
•	Net loan charge-offs declined to $3.8 billion, down $256 million from prior quarter and 29 percent below fourth quarter 2009 peak

•	Nonperforming assets declined to $32.4 billion and nonperforming loans declined to $26.2 billion, down $2.1 billion from prior quarter

•	Most leading credit quality metrics stable to improving

•	Reserve release[1] of $850 million (pre tax) reflected improved portfolio performance; expect future reductions in the allowance absent significant deterioration in the economy
1 Reserve release represents the amount by which net charge-offs exceed the provision for credit losses.

•	Allowance for credit losses of $23.5 billion = 6 times quarterly charge-offs

•	Remaining purchased credit-impaired (PCI) nonaccretable of $13.4 billion = 29.5% of remaining unpaid principal balance
Completed 2nd year of Wachovia integration; merger on track and exceeding original expectations:
•	Completed conversion of retail banking stores in Georgia and finished the replacement of Wachovia ATM network with Envelope-FreeSM webATM machines

•	Remaining Eastern banking markets will convert by year end 2011

•	Converted brokerage platform the weekend of January 15th
Capital ratios continued to increase, driven by $13 billion (12 percent) internal capital generation since December 31, 2009:

	Dec. 31,	Sept. 30,	Dec. 31,
(as a percent of total risk-weighted assets)	2010 (1)	2010	2009

Tier 1 capital	11.3%	10.9	9.3
Total capital	15.1	14.9	13.3
Tier 1 leverage	9.2	9.0	7.9
Tier 1 common equity (2)	8.4	8.0	6.5

(1)	December 31, 2010, ratios are preliminary.

(2)	See table on page 39 for more information on Tier 1 common equity.
•	Company’s estimated Tier 1 common ratio under Basel III capital proposals was 6.9 percent at December 31, 2010[2]
Industry leader in loan modifications for homeowners:
•
As of December 31, 2010, more than 620,000 active trial or completed loan modifications had been initiated since beginning of 2009; of this total, 530,000 were through Wells Fargo’s own programs, with the remaining 90,000 under the federal government’s Home Affordable Modification Program (HAMP)

Full Year 2010:
•	Record net income of $12.4 billion

•	Revenue of $85.2 billion

•	Diluted earnings per common share of $2.21

•	Net interest margin of 4.26 percent, return on assets of 1.01 percent, and return on equity of 10.33 percent
2 Pro forma calculations based on reported Tier 1 common equity, as adjusted to reflect management’s interpretation of current Basel III capital proposals. These pro forma calculations and management’s estimates are subject to change depending on final promulgation of Basel III capital rulemaking and interpretations thereof by regulatory authorities. Please see page 44 of the Fourth Quarter 2010 Quarterly Supplement for additional information.

Selected Financial Information

	Quarter ended
	Dec. 31,	Sept. 30,	Dec. 31,	Year ended Dec. 31,
	2010	2010	2009	2010	2009

Earnings
Diluted earnings per common share	$0.61	0.60	0.08	2.21	1.75
Wells Fargo net income (in billions)	3.41	3.34	2.82	12.36	12.28

Asset Quality
Net charge-offs as a % of avg. total loans	2.02%	2.14	2.71	2.30	2.21
Allowance as a % of total loans	3.10	3.23	3.20	3.10	3.20
Allowance as a % of annualized net charge-offs	154	150	117	132	138

Other
Revenue (in billions)	$21.49	20.87	22.70	85.21	88.69
Loans (in billions)	757.3	753.7	782.8	757.3	782.8
Average core deposits (in billions)	794.8	772.0	770.8	772.0	762.5
Net interest margin	4.16%	4.25	4.31	4.26	4.28

SAN FRANCISCO – Wells Fargo & Company (NYSE: WFC) reported record net income of $12.4 billion, or $2.21 per diluted common share, for 2010, up from $12.3 billion, or $1.75 per share, for 2009. Fourth quarter 2010 net income was a record $3.4 billion, or $0.61 per common share, compared with $3.3 billion, or $0.60 per common share, for third quarter 2010 and $2.8 billion, or $0.08 per common share, for fourth quarter 2009. Earnings per share for fourth quarter 2009 were reduced by $0.47 for the combined dividends and deemed dividend upon redemption and full repayment of TARP preferred stock.
“In 2010 Wells Fargo saw solid growth in a variety of businesses, with record net income for the full year as well as the fourth quarter,” said Chairman and CEO John Stumpf. “As the U.S. economy showed continued signs of improvement, our diversified model continued to perform for our stakeholders, as demonstrated by growth in loans and deposits, solid capital levels and improving credit quality.
“Wells Fargo was once again ranked No. 1 in the American Customer Satisfaction Index (ACSI), an independent survey of consumer satisfaction of the largest banks in the U.S., for 2010. Our internal metrics indicate greater customer retention and deepening customer relationships. Of course, our engaged team members are one of the main reasons for these customer satisfaction results.
“As we look to the future, it is within the larger context of the ‘new normal’ for the industry, U.S. economy, our customers and our Company that we focus on long-term growth. We’re beginning our third year of the Wachovia integration, which we expect to complete by the end of 2011. We are very pleased with our progress to date and, since the merger in December 2008, Wells Fargo has earned $24.6 billion – a real testament to the power of this combined franchise. A sincere thank you to our 281,000 team members for their continued work in making Wells Fargo one of America’s great companies.”

Financial Performance
“Wells Fargo has earned strong and consistent profits in each of the eight quarters since the 2008 merger with Wachovia – $24.6 billion in profit in two years, including a record $3.4 billion in profit in the fourth quarter,” said Chief Financial Officer Howard Atkins. “Our results in the fourth quarter were driven by broad-based revenue growth – up 12 percent (annualized) from the prior quarter in total, including revenue growth in roughly two-thirds of our businesses. In addition, we experienced a significant improvement in credit quality, with a $2.1 billion decline in nonperforming loans, along with the fourth consecutive quarter of lower charge-offs, down 29 percent from the fourth quarter 2009 peak. The Wachovia merger is already proving to be a financial success, with substantially all of the expected expense savings already realized and growing revenue synergies reflective of market share gains in many businesses including deposits, mortgage, auto dealer services and investment banking. Our capital is substantially stronger than it has ever been – with Tier 1 common equity reaching 8.4 percent as of December 31, 2010, under Basel I and an estimated 6.9 percent under Basel III capital proposals. Capital continued to grow, reflecting a 1.1 percent return on assets and 3 percent rate of internal capital generation in the fourth quarter.”
Revenue
Revenue of $21.5 billion increased 12 percent (annualized) from third quarter 2010. Revenue growth was broad-based, with a wide variety of businesses again generating double-digit (annualized) linked-quarter revenue growth, including asset management, auto dealer services, brokerage, capital finance, commercial banking, commercial mortgage originations, commercial real estate, debit card, equipment finance, global remittance, insurance, international, investment banking, mortgage banking, real estate brokerage, shareowner services, SBA lending and wealth management. Over 60 percent of the Company’s total revenue in the quarter was earned in businesses that produced double-digit revenue growth.
Net Interest Income
Net interest income was $11.06 billion, compared with $11.10 billion in third quarter 2010. PCI loan resolution interest income declined to $78 million in fourth quarter from $153 million in third quarter, accounting for 3 basis points of the 9 basis point decline in the net interest margin, with the remainder of the margin decline largely attributable to the first linked-quarter growth in average earning assets since fourth quarter 2009 – up nearly $18 billion from third quarter.
Noninterest Income
Noninterest income was $10.4 billion, up $655 million, or 27 percent (annualized), from third quarter. On a linked-quarter basis, declines in deposit service charges (down $97 million from third quarter largely due to Regulation E impact offset by core deposit growth of 3 percent) and operating leases (down $143 million) were more than offset by growth in mortgage banking noninterest income (up $258 million, primarily driven by higher net gains on origination/sales), trust and investment fees (up $394 million, or

15 percent, on higher volumes and market gains), insurance (up $167 million on stronger crop underwriting results), and trading gains (up $62 million, or 13 percent).
Mortgage banking noninterest income was $2.8 billion, up 10 percent from third quarter 2010 on $128 billion of originations compared with $101 billion of originations in third quarter. Mortgage banking noninterest income in fourth quarter included a $464 million provision for mortgage loan repurchase losses compared with $370 million in third quarter (included in net gains from mortgage loan origination/sales activities) and a $143 million mortgage servicing rights (MSR) value reduction due to higher estimated future servicing and foreclosure costs (reduction in net servicing income). Net MSR results were $(143) million, inclusive of the $143 million MSR adjustment. The ratio of MSRs as a percent of loans serviced for others was 86 basis points and the average note rate on the servicing portfolio was 5.39 percent, compared with an average 4.86 percent published rate in the Freddie Mac Primary Mortgage Market Survey at quarter-end. The unclosed pipeline at December 31, 2010, was $73 billion compared with $101 billion at September 30, 2010.
The Company had net unrealized securities gains of $8.3 billion at December 31, 2010. Net realized equity gains of $317 million were largely offset by $268 million of realized bond losses, reflecting the Company’s decision to sell its lowest-yielding bonds, which were repositioned at the higher long-term interest rates prevailing late in the quarter.
Noninterest Expense
Noninterest expense was $13.3 billion, up from $12.3 billion in third quarter 2010. Fourth quarter expenses included $534 million of merger integration costs (up $58 million from third quarter) and a $400 million charitable contribution to the Wells Fargo Foundation, covering three years of estimated funding for the foundation. Fourth quarter also included approximately $200 million of seasonally higher year-end expenses, including higher advertising, equipment, software and travel costs. The quarter included approximately $200 million of incremental mortgage volume-related costs, which will likely decline if mortgage production declines. Finally, there were continued elevated loan resolution costs, including an additional $86 million of foreclosed asset expense, largely due to additional workout costs and sales. The Company’s efficiency ratio was 62.1 percent compared with 58.7 percent in third quarter 2010 and 56.5 percent in fourth quarter 2009.
Loans
At December 31, 2010, total loans were $757.3 billion, up from $753.7 billion at September 30, 2010. “We’ve seen signs of increased lending activity for several quarters and, during the fourth quarter, loans grew $3.6 billion. We had linked-quarter loan growth in many portfolios, including asset-backed finance, auto, brokerage lines of credit, capital finance, commercial banking, commercial real estate, equipment finance, government banking, international, mortgage, private student lending and SBA lending,” said Atkins. “We also continued to run-off the non-strategic/liquidating loan portfolios (legacy Wells Fargo

Financial indirect auto, liquidating home equity, legacy Wells Fargo Financial debt consolidation, Pick-a-Pay mortgage, and other PCI), which declined $6.0 billion in the quarter.”
Deposits
Average core deposits were $794.8 billion, up 12 percent (annualized) from $772.0 billion in third quarter 2010. Consumer checking accounts grew a net 7.5 percent from December 31, 2009. Average checking and savings deposits increased 8 percent from a year ago to $715.7 billion. Average mortgage escrow deposits were $36.0 billion compared with $30.2 billion in third quarter 2010. “We continued to attract high-quality core deposits in the form of checking and savings accounts, which we view as the cornerstone of the banking relationship with our consumer and business customers,” said Atkins. Average checking and savings deposits were 90 percent of average core deposits, up from 86 percent a year ago. The average deposit cost for fourth quarter 2010 was 31 basis points.
Capital
Capital ratios increased in the fourth quarter, driven by internal capital generation of $3.5 billion. As a percentage of total risk-weighted assets, Tier 1 capital increased to 11.3 percent, total capital to 15.1 percent and Tier 1 common equity to 8.4 percent at December 31, 2010, up from 10.9 percent, 14.9 percent and 8.0 percent, respectively, at September 30, 2010. The Tier 1 leverage ratio was 9.2 percent at December 31, 2010, up from 9.0 percent at September 30, 2010. Under Basel III capital proposals, the Company’s estimated Tier 1 common ratio was 6.9 percent at December 31, 2010.
Credit Quality
“We saw meaningful improvement in credit quality in the fourth quarter, with virtually every metric showing positive movement,” said Mike Loughlin, Chief Risk Officer. “Net charge-offs peaked a year ago and continued to decline in the fourth quarter. We’ve now experienced a decline in nonperforming assets as well, driven by a $2.1 billion reduction in nonperforming loans. Thirty days past due loans declined 5 percent in consumer portfolios, and delinquency data across the majority of portfolios improved even with the typical seasonal headwinds. The significant decline in loans 90 days past due and still accruing is another indicator of a positive shift in credit quality. Additionally, the improvement was evident in the PCI portfolio, which consists of loans acquired through the Wachovia merger that were deemed to have probable loss and therefore written down at acquisition. The PCI portfolio continued to perform better than originally expected. Reflecting the improved overall portfolio performance, the provision for credit losses was $850 million less than net charge-offs. Absent significant deterioration in the economy, we expect future reductions in the allowance for credit losses.”

Credit Losses
Fourth quarter net charge-offs were $3.8 billion, or 2.02 percent (annualized) of average loans, down $256 million from third quarter net charge-offs of $4.1 billion (2.14 percent). Virtually all major loan categories experienced lower charge-offs in the quarter, including commercial and industrial, commercial real estate construction, residential real estate and all other consumer. The small increase in commercial real estate mortgage losses was related to write-downs based on regular appraisal updates. Total net credit losses included $954 million of commercial losses (1.19 percent), down $111 million from third quarter, and $2.9 billion of consumer losses (2.63 percent), down $145 million from third quarter, as shown in the following table.
Net Loan Charge-Offs

	Quarter ended
	December 31, 2010		September 30, 2010		June 30, 2010
		As a		As a		As a
	Net loan	% of	Net loan	% of	Net loan	% of
	charge-	average	charge-	average	charge-	average
($ in millions)	offs	loans (1)	offs	loans (1)	offs	loans (1)

Commercial:
Commercial and industrial	$500	1.34%	$509	1.38%	$689	1.87%
Real estate mortgage	234	0.94	218	0.87	360	1.47
Real estate construction	171	2.51	276	3.72	238	2.90
Lease financing	21	0.61	23	0.71	27	0.78
Foreign	28	0.36	39	0.52	42	0.57

Total commercial	954	1.19	1,065	1.33	1,356	1.69

Consumer:
Real estate 1-4 family first mortgage	1,024	1.77	1,034	1.78	1,009	1.70
Real estate 1-4 family junior lien mortgage	1,005	4.08	1,085	4.30	1,184	4.62
Credit card	452	8.21	504	9.06	579	10.45
Other revolving credit and installment	404	1.84	407	1.83	361	1.64

Total consumer	2,885	2.63	3,030	2.72	3,133	2.79

Total	$3,839	2.02%	$4,095	2.14%	$4,489	2.33%

(1)	Quarterly net charge-offs as a percentage of average loans are annualized. See explanation on page 31 of the accounting for purchased credit-impaired (PCI) loans from Wachovia and the impact on selected financial ratios.
Nonperforming Assets
Nonperforming assets declined for the first time since the merger with Wachovia, ending the quarter at $32.4 billion, down 6 percent from $34.6 billion in the third quarter. Nonaccrual loans declined to $26.2 billion from $28.3 billion for the third quarter, with reductions in commercial and industrial, commercial real estate construction and each of the consumer categories: 1-4 family first mortgage, 1-4 family junior lien mortgage, and other revolving credit and installment.

Nonaccrual Loans and Other Nonperforming Assets

	December 31, 2010		September 30, 2010		June 30, 2010
		As a		As a		As a
		% of		% of		% of
	Total	total	Total	total	Total	total
($ in millions)	balances	loans	balances	loans	balances	loans

Commercial:
Commercial and industrial	$3,213	2.12%	$4,103	2.79%	$3,843	2.63%
Real estate mortgage	5,227	5.26	5,079	5.14	4,689	4.71
Real estate construction	2,676	10.56	3,198	11.46	3,429	11.10
Lease financing	108	0.82	138	1.06	163	1.21
Foreign	127	0.39	126	0.42	115	0.38

Total commercial	11,351	3.52	12,644	3.99	12,239	3.82

Consumer:
Real estate 1-4 family first mortgage	12,289	5.34	12,969	5.69	12,865	5.50
Real estate 1-4 family junior lien mortgage	2,302	2.39	2,380	2.40	2,391	2.36
Other revolving credit and installment	300	0.35	312	0.35	316	0.36

Total consumer	14,891	3.42	15,661	3.58	15,572	3.49

Total nonaccrual loans	26,242	3.47	28,305	3.76	27,811	3.63

Foreclosed assets:
GNMA	1,479		1,492		1,344
All other	4,530		4,635		3,650

Total foreclosed assets	6,009		6,127		4,994

Real estate and other nonaccrual investments	120		141		131

Total nonaccrual loans and other nonperforming assets	$32,371	4.27%	$34,573	4.59%	$32,936	4.30%

Change from prior quarter:
Total nonaccrual loans	$(2,063)		$494		$510
Total nonperforming assets	(2,202)		1,637		1,436

While nonaccrual loans are not free of loss content, the loss exposure remaining in these balances is expected to be significantly mitigated by four factors. First, 99 percent of consumer nonaccrual loans and 95 percent of commercial nonaccruals are secured. Second, losses have already been recognized on 41 percent of the consumer nonaccruals and commercial nonaccruals have been written down by $2.6 billion. Residential nonaccrual loans are generally written down to net realizable value at 180 days past due. Third, as of December 31, 2010, 57 percent of commercial nonaccrual loans were current on interest. Fourth, the inherent risk of loss in all nonaccruals is adequately covered by the allowance for loan losses.
Foreclosed assets were $6.0 billion at December 31, 2010, down $118 million from third quarter. The $6.0 billion of foreclosed assets includes $2.0 billion from the PCI portfolios and $1.5 billion from fully insured GNMA loans. The quarterly reduction reflects a balance between inflows and outflows during the period. Given the current levels of nonaccruing loans, we would expect a higher than normal inflow into foreclosed assets over the near term as we resolve these loans,” said Loughlin. “However, as the majority of the loss content in these assets has already been accounted for, or the assets are government insured, there should be limited additional impact to expected loss levels.”

Loans 90 Days or More Past Due and Still Accruing
Loans 90 days or more past due and still accruing also improved in the quarter, totaling $18.5 billion at December 31, 2010, compared with $18.8 billion at September 30, 2010. For the same dates, the totals included $14.7 billion and $14.5 billion, respectively, in loans whose repayments are insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs. “Excluding these insured loan balances, 90 days past due and accruing balances were down 12 percent from the prior quarter,” said Loughlin. “Leading the decrease, commercial loans 90 days or more past due and still accruing improved significantly, down $417 million, or 40 percent, from last quarter – additional evidence of improving credit performance trends.”
Allowance for Credit Losses
The allowance for credit losses, including the allowance for unfunded commitments, totaled $23.5 billion at December 31, 2010, down from $24.4 billion at September 30, 2010. The allowance coverage to total loans was 3.10 percent compared with 3.23 percent at September 30, 2010. The allowance covered 1.54 times annualized fourth quarter net charge-offs compared with 1.50 times in the prior quarter. The allowance coverage to nonaccrual loans was 89 percent at December 31, 2010, compared with 86 percent at September 30, 2010. “We believe the allowance was adequate for losses inherent in the loan portfolio at December 31, 2010, and continues to reflect prudent acknowledgement of uncertainty in the economic environment,” said Loughlin.
Additional detail on credit quality is included in the quarterly supplement, available on the Investor Relations page at www.wellsfargo.com/invest_relations/investor_relations/
Business Segment Performance
Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

	Quarter ended
	Dec. 31,	Sept. 30,	Dec. 31,
(in millions)	2010	2010	2009

Community Banking	$1,970	1,971	2,176
Wholesale Banking	1,644	1,476	1,029
Wealth, Brokerage and Retirement	197	256	(16)

In fourth quarter 2010, we realigned certain lending businesses into Wholesale Banking from Community Banking to reflect our previously announced restructuring of Wells Fargo Financial. Prior periods have been revised to reflect this change. More financial information about the business segments is on pages 40 and 41.

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including investment, insurance and trust services in 39 states and D.C., and mortgage and home equity loans in all 50 states and D.C. through its Regional Banking and Wells Fargo Home Mortgage business units.
Selected Financial Information

	Quarter ended
	Dec. 31,	Sept. 30,	Dec. 31,
(in millions)	2010	2010	2009

Total revenue	$13,548	13,505	15,511
Provision for credit losses	2,785	3,155	4,943
Noninterest expense	7,857	7,333	7,650
Segment net income	1,970	1,971	2,176

(in billions)
Average loans	514.1	522.2	538.9
Average assets	772.4	770.8	796.5
Average core deposits	544.4	537.1	542.2

Community Banking reported net income of $2.0 billion, flat compared with third quarter 2010 and down $206 million, or 9 percent, from fourth quarter 2009. Revenue increased $43 million from third quarter 2010, driven primarily by an increase in mortgage banking income, as higher origination/sales activities more than made up for lower servicing income, offset by lower deposit service charges due to changes to Regulation E and the planned reduction in certain liquidating loan portfolios. Revenue decreased $2 billion, or 13 percent, from fourth quarter 2009 largely due to lower mortgage banking income, lower deposit service charges due to Regulation E and the planned reduction in certain liquidating loan portfolios. Noninterest expense increased $524 million, or 7 percent, from third quarter 2010, driven by a $400 million charitable contribution to the Wells Fargo Foundation, increases in foreclosed assets expense and seasonal software license and equipment maintenance expense, partially offset by lower litigation expense. Noninterest expense increased $207 million, or 3 percent, from a year ago primarily due to the $400 million charitable contribution offset by lower litigation expense and Wachovia merger-related cost savings. The provision for credit losses decreased $370 million from third quarter 2010 due to a $120 million decrease in net loan charge-offs and a $650 million reserve release compared with a $400 million reserve release in third quarter 2010. Provision decreased $2.2 billion from fourth quarter 2009 on lower net charge-offs across consumer, small business and credit card portfolios, and a $650 million fourth quarter 2010 reserve release compared with a reserve build of $385 million a year ago.
Regional Banking Highlights
•	Strong growth in checking accounts from December 31, 2009 (combined Regional Banking)
-	Consumer checking accounts up a net 7.5 percent

-	Business checking accounts up a net 4.8 percent

-	Consumer checking accounts up a net 8.2 percent in California and 10.0 percent in Florida

•	Record solutions in 2010
-	Western footprint including converted Wachovia
o	Core product solutions (sales) of 30.1 million, up 16 percent from 2009

o	Core sales per platform banker FTE (active, full-time equivalent) of 6.05 per day, up from 5.75 in 2009

o	Sales of Wells Fargo Packages® (a checking account and three other products) up 21 percent from 2009, purchased by 81 percent of new checking account customers
-	Eastern footprint including converted Wachovia
o	Eastern core product solutions and platform banker productivity grew by double digits in 2010

o	Platform banker FTEs in the East grew by more than 1,950, or 22 percent, in 2010

o	As of the end of fourth quarter, and after only a few months on the Wells Fargo systems, over 75 percent of new checking account customers purchased Wells Fargo Packages® in the converted southeastern states
•	Retail bank household cross-sell showing growth for combined company
-	For first time since the merger, Regional Banking now reporting a Retail Bank household cross-sell ratio for total combined company of 5.70 products per household, up from 5.47 in December 2009

-	This ratio, lower than legacy Wells Fargo’s stand-alone cross-sell, reflects the opportunity to earn more of the business from our legacy Wachovia customers; the cross-sell in the West is 6.14, compared with the cross-sell ratio in the East of 5.11
•	Customer experience (combined Regional Banking)
-	Surveyed over 250,000 customers about their experience with Wells Fargo stores and contact centers in fourth quarter; nearly 8 out of 10 customers were “extremely satisfied,” the highest rating, with their recent call or visit with Wells Fargo
•	Continued focus on distribution
-	Converted 279 Wachovia banking stores in Georgia to Wells Fargo in October 2010; total of 749 nationwide converted in 2010

-	Opened 47 banking stores in 2010 for retail network total of 6,314 stores

-	Converted 4,190 ATMs to Envelope-FreeSM webATM machines in 2010

•	Small Business/Business Banking
-	Store-based business solutions up 22 percent from 2009 (Western footprint including converted Wachovia)

-	Sales of Wells Fargo Business Services Packages (business checking account and at least three other business products) up 42 percent from 2009, purchased by 65 percent of new business checking account customers (Western footprint including converted Wachovia)

-	Business Banking household cross-sell of 4.04 products per household (Western footprint including Wells Fargo and Wachovia customers)

-	Wells Fargo, America’s #1 small business lender and the largest SBA lender (in dollars), extended $14.9 billion of new lending (new lending to existing or new borrowers, and increases to existing lines of credit) to small business owners in 2010. This includes $4.6 billion of new loans during the fourth quarter, representing an 18 percent increase from fourth quarter 2009 lending.
•	Online and Mobile Banking
-	18.3 million combined active online customers

-	4.7 million combined active Bill Pay customers

-	Global Finance ranked Wells Fargo Best Consumer Internet Bank in North America (November, 2010)
Wells Fargo Home Mortgage (Home Mortgage)
•	Home Mortgage applications of $158 billion, compared with $194 billion in prior quarter

•	Home Mortgage application pipeline of $73 billion at quarter end, compared with $101 billion at September 30, 2010

•	Home Mortgage originations of $128 billion, up 27 percent from $101 billion in prior quarter

•	Owned residential mortgage servicing portfolio of $1.8 trillion

Wholesale Banking provides financial solutions to businesses across the United States and globally with annual sales generally in excess of $20 million. Products & business units include Middle Market Commercial Banking, Government & Institutional Banking, Corporate Banking, Commercial Real Estate, Treasury Management, Wells Fargo Capital Finance, Insurance, International, Real Estate Capital Markets, Commercial Mortgage Servicing, Corporate Trust, Equipment Finance, Investment Banking & Capital Markets, Securities Investment Portfolio, Asset Backed Finance, and Asset Management.
Selected Financial Information

	Quarter ended
	Dec. 31,	Sept. 30,	Dec. 31,
(in millions)	2010	2010	2009

Total revenue	$5,764	5,330	5,324
Provision for credit losses	195	280	964
Noninterest expense	2,990	2,719	2,729
Segment net income	1,644	1,476	1,029

(in billions)
Average loans	229.6	227.3	243.4
Average assets	383.6	371.0	366.8
Average core deposits	185.1	170.8	163.0

Wholesale Banking reported net income of $1.6 billion, up $615 million, or 60 percent, from fourth quarter 2009 and up $168 million, or 11 percent, from third quarter 2010. Revenue increased $440 million, or 8 percent, from fourth quarter 2009 driven by strong growth in net interest income, as margins improved due to solid deposit gains and substantial gains in loan portfolio yields from fourth quarter 2009, as well as solid growth in noninterest income, driven by investment banking and capital markets, commercial mortgage origination and servicing, corporate banking fees, and strong Eastdil Secured results from private market real estate deal activity. Revenue increased $434 million, or 8 percent, from third quarter 2010 as strong investment banking and capital markets, commercial mortgage origination and rural crop insurance results and the impact of higher loan portfolio balances more than offset lower recoveries in the PCI portfolio. Noninterest expense increased $261 million, or 10 percent, from fourth quarter 2009 related to higher personnel expenses tied to revenue growth and litigation expense. Total provision for credit losses of $195 million declined $769 million, or 80 percent, from fourth quarter 2009. The decrease included a $454 million improvement in credit losses from fourth quarter 2009 and a $200 million reserve release compared with a $115 million credit reserve build in fourth quarter 2009. Nonperforming assets declined roughly $1.1 billion from third quarter 2010.
•	Revenue up 8 percent from fourth quarter 2009

•	Loan growth in many portfolios, including asset-backed finance, capital finance, commercial banking, commercial real estate, equipment finance, government banking and international, from third quarter 2010

•	Continued strong deposit growth, with average core deposits up 14 percent from fourth quarter 2009

•	Named Best Corporate/Institutional Internet bank in North America by Global Finance (November, 2010)

•	Processed $1 trillion in deposits by commercial banking customers using Desktop Deposit® service

•	Wells Fargo Shareowner ServicesSM is industry’s highest rated transfer agency for client satisfaction based on study by GROUP FIVE

•	CEO Mobile® named one of the five best applications by Bank Technology News (October, 2010)
Wealth, Brokerage and Retirement provides a full range of financial advisory services to clients using a comprehensive planning approach to meet each client’s needs. Wealth Management provides affluent and high net worth clients with a complete range of wealth management solutions including financial planning, private banking, credit, investment management and trust. Family Wealth meets the unique needs of the ultra high net worth customers. Retail Brokerage’s financial advisors serve customers’ advisory, brokerage and financial needs as part of one of the largest full-service brokerage firms in the U.S. Retirement provides retirement services for individual investors and is a national leader in 401(k) and pension record keeping.
Selected Financial Information

	Quarter ended
	Dec. 31,	Sept. 30,	Dec. 31,
(in millions)	2010	2010	2009

Total revenue	$3,041	2,912	2,654
Provision for credit losses	113	77	93
Noninterest expense	2,608	2,420	2,558
Segment net income	197	256	(16)

(in billions)
Average loans	43.0	42.6	44.8
Average assets	140.2	138.2	137.7
Average core deposits	121.5	120.7	124.1

Wealth, Brokerage and Retirement reported net income of $197 million, down $59 million from third quarter 2010 and up $213 million from fourth quarter 2009, which included the previously disclosed auction rate securities settlement. Revenue was $3.0 billion, up 15 percent from fourth quarter 2009, as higher asset-based revenues, brokerage transactional revenue and net interest income were partially offset by lower securities gains and other fees in the brokerage business. Total provision for credit losses increased $20 million from fourth quarter 2009. Noninterest expense was up 2 percent from fourth quarter 2009 due to growth in broker commissions primarily driven by higher production levels. Average core deposits decreased $3 billion, or 2 percent, from fourth quarter 2009.
Retail Brokerage
•	Client assets of $1.2 trillion, up 6 percent from fourth quarter 2009

•	Managed account assets increased $38 billion, or 20 percent, from fourth quarter 2009 driven by strong market gains and solid net flows
Wealth Management
•	Investment management and trust asset-based revenue up 6 percent from fourth quarter 2009

Retirement
•	Institutional retirement plan assets of $231 billion, up $14 billion, or 6 percent, from fourth quarter 2009

•	IRA assets of $266 billion up $24 billion, or 10 percent, from fourth quarter 2009
Conference Call
The Company will host a live conference call on Wednesday, January 19, at 6:30 a.m. PST (9:30 a.m. EST). To access the call, please dial 866-872-5161 (U.S. and Canada) or 706-643-1962 (international). No password is required. The call is also available online at wellsfargo.com/invest_relations/earnings and
http://event.meetingstream.com/r.htm?e=263478&s=1&k=F1D152CEE9CE3D0916C517D8308EEABD
A replay of the conference call will be available beginning at approximately noon PST (3 p.m. EST) on January 19 through Wednesday, January 26. Please dial 800-642-1687 (U.S. and Canada) or 706-645-9291 (international) and enter Conference ID #48998396. The replay will also be available online at wellsfargo.com/invest_relations/earnings and http://event.meetingstream.com/r.htm?e=263478&s=1&k=F1D152CEE9CE3D0916C517D8308EEABD
Cautionary Statement about Forward-Looking Information
In accordance with the Private Securities Litigation Reform Act of 1995, we caution you that this news release contains forward-looking statements about our future financial performance and business. We make forward-looking statements when we use words such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “may,” “can,” “will,” “outlook,” “project,” “appears” or similar expressions. Forward-looking statements in this news release include, among others, statements about: (i) future credit quality and expected or estimated future loan losses in our loan portfolios; the level and loss content of nonperforming assets and nonaccrual loans, as well as the level of inflows and outflows into nonperforming assets; and the adequacy of the allowance for loan losses, including our current expectation of future reductions in the allowance for loan losses; (ii) reduction or mitigation of risk in our loan portfolios; (iii) our estimates regarding our Tier 1 common ratio as of December 31, 2010 under proposed Basel III capital regulations; and (iv) the amount and timing of expected integration activities, expenses and cost savings relating to the Wachovia merger and expected synergies and benefits of the merger, as well as other expectations regarding future expenses, including mortgage volume-related costs.
Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. Several factors could cause actual results to differ materially from expectations including: current and future economic and market conditions, including the effects of further declines in housing prices and high unemployment rates; our capital requirements (including under regulatory capital standards as determined and interpreted by applicable regulatory authorities such as the proposed Basel III capital regulations) and our ability to generate capital internally or raise capital on favorable terms; financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses (including the Dodd-Frank Wall Street Reform and Consumer Protection Act); the extent of success in our loan modification efforts, including the effects of regulatory requirements, or changes in regulatory requirements, relating to loan modifications; the amount of mortgage loan repurchase demands that we receive and our ability to satisfy any such demands without having to repurchase loans related thereto or otherwise indemnify or reimburse third parties; negative effects relating to mortgage foreclosures, including changes in our procedures or practices and/or industry standards or practices, regulatory or judicial requirements, penalties or fines, increased costs, or delays or moratoriums on foreclosures; our ability to successfully and timely integrate the Wachovia merger and realize the expected cost savings and other benefits, including delays or disruptions in system conversions and higher severance costs; our ability to realize efficiency initiatives to lower expenses when and in the amount expected; recognition of other-than-temporary impairment on securities held in our available-for-sale portfolio; the effect of changes in interest rates on our net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; hedging gains or losses; disruptions in the capital markets and reduced investor demand for mortgage loans; our ability to sell more products to our customers; the effect of the economic recession on the demand for our products and services; the effect of fluctuations in stock market prices on fee income from our brokerage, asset and wealth management businesses; our election to provide support to our mutual funds for structured credit products they may hold; changes in the value of our venture capital investments; changes in our accounting policies or in accounting standards or in how accounting standards are to be applied; changes in our credit ratings and changes in the credit ratings of our customers or counterparties; mergers and acquisitions; federal and state regulations; reputational damage from negative publicity, fines, penalties and other negative consequences from regulatory violations; the loss of checking and saving account deposits to other investments such as the stock market; and fiscal and monetary policies of the Federal Reserve Board. There is no assurance that our allowance for credit losses will be adequate to cover future credit losses, especially if credit markets, housing prices, and unemployment do not improve. Increases in loan charge-offs or in the allowance for credit losses and related provision expense could materially adversely affect our financial results and condition. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010, and September 30, 2010, including the discussions under “Risk Factors” in each of those reports, as filed with the SEC and available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition.
About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a nationwide, diversified, community-based financial services company with $1.3 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 9,000 stores, 12,000 ATMs, the Internet (wellsfargo.com and wachovia.com), and other distribution channels across North America and internationally. With approximately 281,000 team members, Wells Fargo serves one in three households in America. Wells Fargo & Company was ranked No. 19 on Fortune’s 2009 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy all our customers’ financial needs and help them succeed financially.
# # #

Wells Fargo & Company and Subsidiaries
QUARTERLY FINANCIAL DATA

Pages

Summary Information
Summary Financial Data	18-19

Income
Consolidated Statement of Income	20-21
Average Balances, Yields and Rates Paid	22-23
Noninterest Income and Noninterest Expense	24-25

Balance Sheet
Consolidated Balance Sheet	26-27
Average Balances	28

Loans
Loans	29
Nonaccrual Loans and Other Nonperforming Assets	29
Loans 90 Days or More Past Due and Still Accruing	30
Purchased Credit-Impaired Loans	31-33
Pick-A-Pay Portfolio	34
Home Equity Portfolios	35
Allowance for Credit Losses	36-37

Equity
Condensed Consolidated Statement of Changes in Total Equity	38
Tier 1 Common Equity	39

Operating Segments
Operating Segment Results	40-41

Other
Mortgage Servicing and other related data	42-44

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended Dec. 31,		%	Year ended Dec. 31,		%
($ in millions, except per share amounts)	2010	2009	Change	2010	2009	Change

For the Period
Wells Fargo net income	$3,414	2,823	21%	$12,362	12,275	1%
Wells Fargo net income applicable to common stock	3,232	394	720	11,632	7,990	46
Diluted earnings per common share	0.61	0.08	663	2.21	1.75	26
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.09%	0.90	21	1.01	0.97	4
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	10.95	1.66	560	10.33	9.88	5
Efficiency ratio (1)	62.1	56.5	10	59.2	55.3	7
Total revenue	$21,494	22,696	(5)	$85,210	88,686	(4)
Pre-tax pre-provision profit (PTPP) (2)	8,154	9,875	(17)	34,754	39,666	(12)
Dividends declared per common share	0.05	0.05	-	0.20	0.49	(59)
Average common shares outstanding	5,256.2	4,764.8	10	5,226.8	4,545.2	15
Diluted average common shares outstanding	5,293.8	4,796.1	10	5,263.1	4,562.7	15
Average loans	$753,675	792,440	(5)	$770,601	822,833	(6)
Average assets	1,237,037	1,239,456	-	1,226,938	1,262,354	(3)
Average core deposits (3)	794,799	770,750	3	772,021	762,461	1
Average retail core deposits (4)	609,807	580,873	5	602,033	588,072	2
Net interest margin	4.16%	4.31	(3)	4.26	4.28	-
At Period End
Securities available for sale	$172,654	172,710	-	$172,654	172,710	-
Loans	757,267	782,770	(3)	757,267	782,770	(3)
Allowance for loan losses	23,022	24,516	(6)	23,022	24,516	(6)
Goodwill	24,770	24,812	-	24,770	24,812	-
Assets	1,258,128	1,243,646	1	1,258,128	1,243,646	1
Core deposits (3)	798,192	780,737	2	798,192	780,737	2
Wells Fargo stockholders’ equity	126,408	111,786	13	126,408	111,786	13
Total equity	127,889	114,359	12	127,889	114,359	12
Capital ratios:
Total equity to assets	10.16%	9.20	10	10.16	9.20	10
Risk-based capital (5):
Tier 1 capital	11.25	9.25	22	11.25	9.25	22
Total capital	15.13	13.26	14	15.13	13.26	14
Tier 1 leverage (5)	9.19	7.87	17	9.19	7.87	17
Tier 1 common equity (6)	8.37	6.46	30	8.37	6.46	30
Book value per common share	$22.49	20.03	12	$22.49	20.03	12
Team members (active, full-time equivalent)	272,200	267,300	2	272,200	267,300	2
Common stock price:
High	$31.61	31.53	-	$34.25	31.53	9
Low	23.37	25.00	(7)	23.02	7.80	195
Period end	30.99	26.99	15	30.99	26.99	15

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(2)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).

(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.

(5)	The December 31, 2010, ratios are preliminary.

(6)	See page 39 for additional information.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
($ in millions, except per share amounts)	2010	2010	2010	2010	2009

For the Quarter
Wells Fargo net income	$3,414	3,339	3,062	2,547	2,823
Wells Fargo net income applicable to common stock	3,232	3,150	2,878	2,372	394
Diluted earnings per common share	0.61	0.60	0.55	0.45	0.08
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.09%	1.09	1.00	0.84	0.90
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	10.95	10.90	10.40	8.96	1.66
Efficiency ratio (1)	62.1	58.7	59.6	56.5	56.5
Total revenue	$21,494	20,874	21,394	21,448	22,696
Pre-tax pre-provision profit (PTPP) (2)	8,154	8,621	8,648	9,331	9,875
Dividends declared per common share	0.05	0.05	0.05	0.05	0.05
Average common shares outstanding	5,256.2	5,240.1	5,219.7	5,190.4	4,764.8
Diluted average common shares outstanding	5,293.8	5,273.2	5,260.8	5,225.2	4,796.1
Average loans	$753,675	759,483	772,460	797,389	792,440
Average assets	1,237,037	1,220,368	1,224,180	1,226,120	1,239,456
Average core deposits (3)	794,799	771,957	761,767	759,169	770,750
Average retail core deposits (4)	609,807	571,062	574,436	573,653	580,873
Net interest margin	4.16%	4.25	4.38	4.27	4.31
At Quarter End
Securities available for sale	$172,654	176,875	157,927	162,487	172,710
Loans	757,267	753,664	766,265	781,430	782,770
Allowance for loan losses	23,022	23,939	24,584	25,123	24,516
Goodwill	24,770	24,831	24,820	24,819	24,812
Assets	1,258,128	1,220,784	1,225,862	1,223,630	1,243,646
Core deposits (3)	798,192	771,792	758,680	756,050	780,737
Wells Fargo stockholders’ equity	126,408	123,658	119,772	116,142	111,786
Total equity	127,889	125,165	121,398	118,154	114,359
Capital ratios:
Total equity to assets	10.16%	10.25	9.90	9.66	9.20
Risk-based capital (5):
Tier 1 capital	11.25	10.90	10.51	9.93	9.25
Total capital	15.13	14.88	14.53	13.90	13.26
Tier 1 leverage (5)	9.19	9.01	8.66	8.34	7.87
Tier 1 common equity (6)	8.37	8.01	7.61	7.09	6.46
Book value per common share	$22.49	22.04	21.35	20.76	20.03
Team members (active, full-time equivalent)	272,200	266,900	267,600	267,400	267,300
Common stock price:
High	$31.61	28.77	34.25	31.99	31.53
Low	23.37	23.02	25.52	26.37	25.00
Period end	30.99	25.12	25.60	31.12	26.99

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(2)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).

(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.

(5)	The December 31, 2010, ratios are preliminary.

(6)	See page 39 for additional information.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended Dec. 31,		%	Year ended Dec. 31,		%
(in millions, except per share amounts)	2010	2009	Change	2010	2009	Change

Interest income
Trading assets	$295	230	28%	$1,098	918	20%
Securities available for sale	2,374	2,776	(14)	9,666	11,319	(15)
Mortgages held for sale	495	446	11	1,736	1,930	(10)
Loans held for sale	15	32	(53)	101	183	(45)
Loans	9,666	10,122	(5)	39,760	41,589	(4)
Other interest income	124	86	44	435	335	30

Total interest income	12,969	13,692	(5)	52,796	56,274	(6)

Interest expense
Deposits	662	913	(27)	2,832	3,774	(25)
Short-term borrowings	26	12	117	92	222	(59)
Long-term debt	1,153	1,217	(5)	4,888	5,782	(15)
Other interest expense	65	50	30	227	172	32

Total interest expense	1,906	2,192	(13)	8,039	9,950	(19)

Net interest income	11,063	11,500	(4)	44,757	46,324	(3)
Provision for credit losses	2,989	5,913	(49)	15,753	21,668	(27)

Net interest income after provision for credit losses	8,074	5,587	45	29,004	24,656	18

Noninterest income
Service charges on deposit accounts	1,035	1,421	(27)	4,916	5,741	(14)
Trust and investment fees	2,958	2,605	14	10,934	9,735	12
Card fees	941	961	(2)	3,652	3,683	(1)
Other fees	1,063	990	7	3,990	3,804	5
Mortgage banking	2,757	3,411	(19)	9,737	12,028	(19)
Insurance	564	482	17	2,126	2,126	-
Net gains from trading activities	532	516	3	1,648	2,674	(38)
Net gains (losses) on debt securities available for sale	(268)	110	NM	(324)	(127)	155
Net gains from equity investments	317	273	16	779	185	321
Operating leases	79	163	(52)	815	685	19
Other	453	264	72	2,180	1,828	19

Total noninterest income	10,431	11,196	(7)	40,453	42,362	(5)

Noninterest expense
Salaries	3,513	3,505	-	13,869	13,757	1
Commission and incentive compensation	2,195	2,086	5	8,692	8,021	8
Employee benefits	1,192	1,144	4	4,651	4,689	(1)
Equipment	813	681	19	2,636	2,506	5
Net occupancy	750	770	(3)	3,030	3,127	(3)
Core deposit and other intangibles	549	642	(14)	2,199	2,577	(15)
FDIC and other deposit assessments	301	302	-	1,197	1,849	(35)
Other	4,027	3,691	9	14,182	12,494	14

Total noninterest expense	13,340	12,821	4	50,456	49,020	3

Income before income tax expense	5,165	3,962	30	19,001	17,998	6
Income tax expense	1,672	949	76	6,338	5,331	19

Net income before noncontrolling interests	3,493	3,013	16	12,663	12,667	-
Less: Net income from noncontrolling interests	79	190	(58)	301	392	(23)

Wells Fargo net income	$3,414	2,823	21	$12,362	12,275	1

Wells Fargo net income applicable to common stock	$3,232	394	720	$11,632	7,990	46

Per share information
Earnings per common share	$0.62	0.08	675	$2.23	1.76	27
Diluted earnings per common share	0.61	0.08	663	2.21	1.75	26
Dividends declared per common share	0.05	0.05	-	0.20	0.49	(59)
Average common shares outstanding	5,256.2	4,764.8	10	5,226.8	4,545.2	15
Diluted average common shares outstanding	5,293.8	4,796.1	10	5,263.1	4,562.7	15

NM - Not meaningful

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions, except per share amounts)	2010	2010	2010	2010	2009

Interest income
Trading assets	$295	270	266	267	230
Securities available for sale	2,374	2,492	2,385	2,415	2,776
Mortgages held for sale	495	449	405	387	446
Loans held for sale	15	22	30	34	32
Loans	9,666	9,779	10,277	10,038	10,122
Other interest income	124	118	109	84	86

Total interest income	12,969	13,130	13,472	13,225	13,692

Interest expense
Deposits	662	721	714	735	913
Short-term borrowings	26	27	21	18	12
Long-term debt	1,153	1,226	1,233	1,276	1,217
Other interest expense	65	58	55	49	50

Total interest expense	1,906	2,032	2,023	2,078	2,192

Net interest income	11,063	11,098	11,449	11,147	11,500
Provision for credit losses	2,989	3,445	3,989	5,330	5,913

Net interest income after provision for credit losses	8,074	7,653	7,460	5,817	5,587

Noninterest income
Service charges on deposit accounts	1,035	1,132	1,417	1,332	1,421
Trust and investment fees	2,958	2,564	2,743	2,669	2,605
Card fees	941	935	911	865	961
Other fees	1,063	1,004	982	941	990
Mortgage banking	2,757	2,499	2,011	2,470	3,411
Insurance	564	397	544	621	482
Net gains from trading activities	532	470	109	537	516
Net gains (losses) on debt securities available for sale	(268)	(114)	30	28	110
Net gains from equity investments	317	131	288	43	273
Operating leases	79	222	329	185	163
Other	453	536	581	610	264

Total noninterest income	10,431	9,776	9,945	10,301	11,196

Noninterest expense
Salaries	3,513	3,478	3,564	3,314	3,505
Commission and incentive compensation	2,195	2,280	2,225	1,992	2,086
Employee benefits	1,192	1,074	1,063	1,322	1,144
Equipment	813	557	588	678	681
Net occupancy	750	742	742	796	770
Core deposit and other intangibles	549	548	553	549	642
FDIC and other deposit assessments	301	300	295	301	302
Other	4,027	3,274	3,716	3,165	3,691

Total noninterest expense	13,340	12,253	12,746	12,117	12,821

Income before income tax expense	5,165	5,176	4,659	4,001	3,962
Income tax expense	1,672	1,751	1,514	1,401	949

Net income before noncontrolling interests	3,493	3,425	3,145	2,600	3,013
Less: Net income from noncontrolling interests	79	86	83	53	190

Wells Fargo net income	$3,414	3,339	3,062	2,547	2,823

Wells Fargo net income applicable to common stock	$3,232	3,150	2,878	2,372	394

Per share information
Earnings per common share	$0.62	0.60	0.55	0.46	0.08
Diluted earnings per common share	0.61	0.60	0.55	0.45	0.08
Dividends declared per common share	0.05	0.05	0.05	0.05	0.05
Average common shares outstanding	5,256.2	5,240.1	5,219.7	5,190.4	4,764.8
Diluted average common shares outstanding	5,293.8	5,273.2	5,260.8	5,225.2	4,796.1

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended December 31,
	2010			2009
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$72,029	0.40%	$74	46,031	0.33%	$39
Trading assets	33,871	3.56	302	23,179	4.05	235
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	1,670	2.80	12	2,381	3.54	21
Securities of U.S. states and political subdivisions	18,398	5.58	255	13,574	6.48	217
Mortgage-backed securities:
Federal agencies	80,459	4.48	859	85,063	5.43	1,099
Residential and commercial	33,365	10.95	850	43,243	9.20	1,000

Total mortgage-backed securities	113,824	6.35	1,709	128,306	6.74	2,099
Other debt securities (4)	37,793	6.15	545	33,710	7.60	600

Total debt securities available for sale (4)	171,685	6.18	2,521	177,971	6.84	2,937
Mortgages held for sale (5)	45,063	4.39	495	34,750	5.13	446
Loans held for sale (5)	1,140	5.15	15	5,104	2.48	32
Loans:
Commercial:
Commercial and industrial	147,866	4.71	1,755	164,050	4.65	1,918
Real estate mortgage	99,188	3.85	961	97,296	3.49	855
Real estate construction	26,882	3.68	250	38,364	2.98	289
Lease financing	13,033	9.00	293	14,107	10.20	360
Foreign	30,986	3.57	279	30,086	3.74	283

Total commercial	317,955	4.42	3,538	343,903	4.28	3,705

Consumer:
Real estate 1-4 family first mortgage	228,802	5.06	2,901	232,273	5.26	3,066
Real estate 1-4 family junior lien mortgage	97,673	4.37	1,075	103,584	4.58	1,195
Credit card	21,888	13.44	736	23,717	12.18	723
Other revolving credit and installment	87,357	6.48	1,427	88,963	6.46	1,450

Total consumer	435,720	5.61	6,139	448,537	5.71	6,434

Total loans (5)	753,675	5.11	9,677	792,440	5.09	10,139
Other	5,338	3.93	51	6,147	3.13	49

Total earning assets	$1,082,801	4.87%	$13,135	1,085,622	5.12%	$13,877

Funding sources
Deposits:
Interest-bearing checking	$60,879	0.09%	$15	61,229	0.15%	$23
Market rate and other savings	431,171	0.25	266	389,905	0.31	303
Savings certificates	79,146	1.43	285	109,306	1.66	458
Other time deposits	13,438	2.00	67	16,501	2.28	94
Deposits in foreign offices	55,463	0.21	29	59,870	0.23	35

Total interest-bearing deposits	640,097	0.41	662	636,811	0.57	913
Short-term borrowings	50,609	0.24	31	32,757	0.18	14
Long-term debt	160,801	2.86	1,153	210,707	2.31	1,218
Other liabilities	8,258	3.13	65	5,587	3.49	50

Total interest-bearing liabilities	859,765	0.89	1,911	885,862	0.99	2,195
Portion of noninterest-bearing funding sources	223,036	-	-	199,760	-	-

Total funding sources	$1,082,801	0.71	1,911	1,085,622	0.81	2,195

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.16%	$11,224		4.31%	$11,682

Noninterest-earning assets
Cash and due from banks	$18,016			19,216
Goodwill	24,832			24,093
Other	111,388			110,525

Total noninterest-earning assets	$154,236			153,834

Noninterest-bearing funding sources
Deposits	$197,943			179,204
Other liabilities	52,930			45,058
Total equity	126,399			129,332
Noninterest-bearing funding sources used to fund earning assets	(223,036)			(199,760)

Net noninterest-bearing funding sources	$154,236			153,834

Total assets	$1,237,037			1,239,456

(1)	Our average prime rate was 3.25% for the quarters ended December 31, 2010 and 2009. The average three-month London Interbank Offered Rate (LIBOR) was 0.29% and 0.27% for the same quarters, respectively.

(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts include the effects of any unrealized gain or loss marks but those marks carried in other comprehensive income are not included in yield determination of affected earning assets. Thus yields are based on amortized cost balances computed on a settlement date basis.

(4)	Includes certain preferred securities.

(5)	Nonaccrual loans and related income are included in their respective loan categories.

(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Year ended December 31,
	2010			2009
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$62,961	0.36%	$230	26,869	0.56%	$150
Trading assets	29,920	3.75	1,121	21,092	4.48	944
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	1,926	3.24	61	2,480	2.83	69
Securities of U.S. states and political subdivisions	16,392	6.09	980	12,702	6.42	840
Mortgage-backed securities:
Federal agencies	75,875	5.14	3,697	87,197	5.45	4,591
Residential and commercial	33,191	10.67	3,396	41,618	9.09	4,150

Total mortgage-backed securities	109,066	6.84	7,093	128,815	6.73	8,741
Other debt securities (4)	34,752	6.45	2,102	32,011	7.16	2,291

Total debt securities available for sale (4)	162,136	6.63	10,236	176,008	6.73	11,941
Mortgages held for sale (5)	36,716	4.73	1,736	37,416	5.16	1,930
Loans held for sale (5)	3,773	2.67	101	6,293	2.90	183
Loans:
Commercial:
Commercial and industrial	149,576	4.80	7,186	180,924	4.22	7,643
Real estate mortgage	98,497	3.89	3,836	96,273	3.50	3,365
Real estate construction	31,286	3.36	1,051	40,885	2.91	1,190
Lease financing	13,451	9.21	1,239	14,751	9.32	1,375
Foreign	29,726	3.49	1,037	30,661	3.95	1,212

Total commercial	322,536	4.45	14,349	363,494	4.07	14,785

Consumer:
Real estate 1-4 family first mortgage	235,568	5.18	12,206	238,359	5.45	12,992
Real estate 1-4 family junior lien mortgage	101,537	4.45	4,519	106,957	4.76	5,089
Credit card	22,375	13.35	2,987	23,357	12.16	2,841
Other revolving credit and installment	88,585	6.49	5,747	90,666	6.56	5,952

Total consumer	448,065	5.68	25,459	459,339	5.85	26,874

Total loans (5)	770,601	5.17	39,808	822,833	5.06	41,659
Other	5,849	3.56	207	6,113	3.05	186

Total earning assets	$1,071,956	5.02%	$53,439	1,096,624	5.19%	$56,993

Funding sources
Deposits:
Interest-bearing checking	$60,941	0.12%	$72	70,179	0.14%	$100
Market rate and other savings	416,877	0.26	1,088	351,892	0.39	1,375
Savings certificates	87,133	1.43	1,247	140,197	1.24	1,738
Other time deposits	14,654	2.07	302	20,459	2.03	415
Deposits in foreign offices	55,097	0.22	123	53,166	0.27	146

Total interest-bearing deposits	634,702	0.45	2,832	635,893	0.59	3,774
Short-term borrowings	46,824	0.22	106	51,972	0.44	231
Long-term debt	185,426	2.64	4,888	231,801	2.50	5,786
Other liabilities	6,863	3.31	227	4,904	3.50	172

Total interest-bearing liabilities	873,815	0.92	8,053	924,570	1.08	9,963
Portion of noninterest-bearing funding sources	198,141	-	-	172,054	-	-

Total funding sources	$1,071,956	0.76	8,053	1,096,624	0.91	9,963

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.26%	$45,386		4.28%	$47,030

Noninterest-earning assets
Cash and due from banks	$17,618			19,218
Goodwill	24,824			23,997
Other	112,540			122,515

Total noninterest-earning assets	$154,982			165,730

Noninterest-bearing funding sources
Deposits	$183,008			171,712
Other liabilities	47,877			48,193
Total equity	122,238			117,879
Noninterest-bearing funding sources used to fund earning assets	(198,141)			(172,054)

Net noninterest-bearing funding sources	$154,982			165,730

Total assets	$1,226,938			1,262,354

(1)	Our average prime rate was 3.25% for the years ended December 31, 2010 and 2009. The average three-month London Interbank Offered Rate (LIBOR) was 0.34% and 0.69% for the same periods, respectively.

(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts include the effects of any unrealized gain or loss marks but those marks carried in other comprehensive income are not included in yield determination of affected earning assets. Thus yields are based on amortized cost balances computed on a settlement date basis.

(4)	Includes certain preferred securities.

(5)	Nonaccrual loans and related income are included in their respective loan categories.

(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended Dec. 31,		%		Year ended Dec. 31,		%
(in millions)	2010	2009	Change		2010	2009	Change

Service charges on deposit accounts	$1,035	1,421	(27	) %	$4,916	5,741	(14)%
Trust and investment fees:
Trust, investment and IRA fees	1,030	1,038	(1)		4,038	3,588	13
Commissions and all other fees	1,928	1,567	23		6,896	6,147	12

Total trust and investment fees	2,958	2,605	14		10,934	9,735	12

Card fees	941	961	(2)		3,652	3,683	(1)
Other fees:
Cash network fees	74	55	35		260	231	13
Charges and fees on loans	446	475	(6)		1,690	1,801	(6)
Processing and all other fees	543	460	18		2,040	1,772	15

Total other fees	1,063	990	7		3,990	3,804	5

Mortgage banking (1):
Servicing income, net	240	2,150	(89)		3,340	5,791	(42)
Net gains on mortgage loan origination/sales activities	2,517	1,261	100		6,397	6,237	3

Total mortgage banking	2,757	3,411	(19)		9,737	12,028	(19)

Insurance	564	482	17		2,126	2,126	-
Net gains from trading activities	532	516	3		1,648	2,674	(38)
Net gains (losses) on debt securities available for sale	(268)	110	NM		(324)	(127)	155
Net gains from equity investments	317	273	16		779	185	321
Operating leases	79	163	(52)		815	685	19
All other	453	264	72		2,180	1,828	19

Total	$10,431	11,196	(7)		$40,453	42,362	(5)

NM - Not meaningful
(1) 2009 categories have been revised to conform to current presentation.

NONINTEREST EXPENSE

	Quarter ended Dec. 31,		%		Year ended Dec. 31,		%
(in millions)	2010	2009	Change		2010	2009	Change

Salaries	$3,513	3,505	-%		$13,869	13,757	1%
Commission and incentive compensation	2,195	2,086	5		8,692	8,021	8
Employee benefits	1,192	1,144	4		4,651	4,689	(1)
Equipment	813	681	19		2,636	2,506	5
Net occupancy	750	770	(3)		3,030	3,127	(3)
Core deposit and other intangibles	549	642	(14)		2,199	2,577	(15)
FDIC and other deposit assessments	301	302	-		1,197	1,849	(35)
Outside professional services	781	632	24		2,370	1,982	20
Contract services	481	362	33		1,642	1,088	51
Foreclosed assets	452	393	15		1,537	1,071	44
Operating losses	193	427	(55)		1,258	875	44
Outside data processing	235	282	(17)		1,046	1,027	2
Postage, stationery and supplies	239	232	3		944	933	1
Travel and entertainment	221	188	18		783	575	36
Advertising and promotion	192	176	9		630	572	10
Telecommunications	151	146	3		596	610	(2)
Insurance	90	111	(19)		464	845	(45)
Operating leases	24	44	(45)		109	227	(52)
All other	968	698	39		2,803	2,689	4

Total	$13,340	12,821	4		$50,456	49,020	3

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2010	2010	2010	2010	2009

Service charges on deposit accounts	$1,035	1,132	1,417	1,332	1,421
Trust and investment fees:
Trust, investment and IRA fees	1,030	924	1,035	1,049	1,038
Commissions and all other fees	1,928	1,640	1,708	1,620	1,567

Total trust and investment fees	2,958	2,564	2,743	2,669	2,605

Card fees	941	935	911	865	961
Other fees:
Cash network fees	74	73	58	55	55
Charges and fees on loans	446	424	401	419	475
Processing and all other fees	543	507	523	467	460

Total other fees	1,063	1,004	982	941	990

Mortgage banking (1):
Servicing income, net	240	516	1,218	1,366	2,150
Net gains on mortgage loan origination/sales activities	2,517	1,983	793	1,104	1,261

Total mortgage banking	2,757	2,499	2,011	2,470	3,411

Insurance	564	397	544	621	482
Net gains from trading activities	532	470	109	537	516
Net gains (losses) on debt securities available for sale	(268)	(114)	30	28	110
Net gains from equity investments	317	131	288	43	273
Operating leases	79	222	329	185	163
All other	453	536	581	610	264

Total	$10,431	9,776	9,945	10,301	11,196

(1) 2009 categories have been revised to conform to current presentation.

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2010	2010	2010	2010	2009

Salaries	$3,513	3,478	3,564	3,314	3,505
Commission and incentive compensation	2,195	2,280	2,225	1,992	2,086
Employee benefits	1,192	1,074	1,063	1,322	1,144
Equipment	813	557	588	678	681
Net occupancy	750	742	742	796	770
Core deposit and other intangibles	549	548	553	549	642
FDIC and other deposit assessments	301	300	295	301	302
Outside professional services	781	533	572	484	632
Contract services	481	430	384	347	362
Foreclosed assets	452	366	333	386	393
Operating losses	193	230	627	208	427
Outside data processing	235	263	276	272	282
Postage, stationery and supplies	239	233	230	242	232
Travel and entertainment	221	195	196	171	188
Advertising and promotion	192	170	156	112	176
Telecommunications	151	146	156	143	146
Insurance	90	62	164	148	111
Operating leases	24	21	27	37	44
All other	968	625	595	615	698

Total	$13,340	12,253	12,746	12,117	12,821

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

	December 31,
(in millions, except shares)	2010	2009	% Change

Assets
Cash and due from banks	$16,044	27,080	(41)%
Federal funds sold, securities purchased under resale agreements and other short-term investments	80,637	40,885	97
Trading assets	51,414	43,039	19
Securities available for sale	172,654	172,710	-
Mortgages held for sale (includes $47,531 and $36,962 carried at fair value)	51,763	39,094	32
Loans held for sale (includes $873 and $149 carried at fair value)	1,290	5,733	(77)

Loans (includes $309 carried at fair value at December 31, 2010)	757,267	782,770	(3)
Allowance for loan losses	(23,022)	(24,516)	(6)

Net loans	734,245	758,254	(3)

Mortgage servicing rights:
Measured at fair value	14,467	16,004	(10)
Amortized	1,419	1,119	27
Premises and equipment, net	9,644	10,736	(10)
Goodwill	24,770	24,812	-
Other assets	99,781	104,180	(4)

Total assets	$1,258,128	1,243,646	1

Liabilities
Noninterest-bearing deposits	$191,256	181,356	5
Interest-bearing deposits	656,686	642,662	2

Total deposits	847,942	824,018	3
Short-term borrowings	55,401	38,966	42
Accrued expenses and other liabilities	69,913	62,442	12
Long-term debt (includes $306 carried at fair value at December 31, 2010)	156,983	203,861	(23)

Total liabilities	1,130,239	1,129,287	-

Equity
Wells Fargo stockholders’ equity:
Preferred stock	8,689	8,485	2
Common stock - $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,272,414,622 and 5,245,971,422 shares	8,787	8,743	1
Additional paid-in capital	53,426	52,878	1
Retained earnings	51,918	41,563	25
Cumulative other comprehensive income	4,738	3,009	57
Treasury stock - 10,131,394 shares and 67,346,829 shares	(487)	(2,450)	(80)
Unearned ESOP shares	(663)	(442)	50

Total Wells Fargo stockholders’ equity	126,408	111,786	13
Noncontrolling interests	1,481	2,573	(42)

Total equity	127,889	114,359	12

Total liabilities and equity	$1,258,128	1,243,646	1

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2010	2010	2010	2010	2009

Assets
Cash and due from banks	$16,044	16,001	17,571	16,301	27,080
Federal funds sold, securities purchased under resale agreements and other short-term investments	80,637	56,549	73,898	54,192	40,885
Trading assets	51,414	49,271	47,132	47,028	43,039
Securities available for sale	172,654	176,875	157,927	162,487	172,710
Mortgages held for sale	51,763	46,001	38,581	34,737	39,094
Loans held for sale	1,290	1,188	3,999	5,140	5,733

Loans	757,267	753,664	766,265	781,430	782,770
Allowance for loan losses	(23,022)	(23,939)	(24,584)	(25,123)	(24,516)

Net loans	734,245	729,725	741,681	756,307	758,254

Mortgage servicing rights:
Measured at fair value	14,467	12,486	13,251	15,544	16,004
Amortized	1,419	1,013	1,037	1,069	1,119
Premises and equipment, net	9,644	9,636	10,508	10,405	10,736
Goodwill	24,770	24,831	24,820	24,819	24,812
Other assets	99,781	97,208	95,457	95,601	104,180

Total assets	$1,258,128	1,220,784	1,225,862	1,223,630	1,243,646

Liabilities
Noninterest-bearing deposits	$191,256	184,451	175,015	170,518	181,356
Interest-bearing deposits	656,686	630,061	640,608	634,375	642,662

Total deposits	847,942	814,512	815,623	804,893	824,018
Short-term borrowings	55,401	50,715	45,187	46,333	38,966
Accrued expenses and other liabilities	69,913	67,249	58,582	54,371	62,442
Long-term debt	156,983	163,143	185,072	199,879	203,861

Total liabilities	1,130,239	1,095,619	1,104,464	1,105,476	1,129,287

Equity
Wells Fargo stockholders’ equity:
Preferred stock	8,689	8,840	8,980	9,276	8,485
Common stock	8,787	8,756	8,743	8,743	8,743
Additional paid-in capital	53,426	52,899	52,687	53,156	52,878
Retained earnings	51,918	48,953	46,126	43,636	41,563
Cumulative other comprehensive income	4,738	5,502	4,844	4,087	3,009
Treasury stock	(487)	(466)	(631)	(1,460)	(2,450)
Unearned ESOP shares	(663)	(826)	(977)	(1,296)	(442)

Total Wells Fargo stockholders’ equity	126,408	123,658	119,772	116,142	111,786
Noncontrolling interests	1,481	1,507	1,626	2,012	2,573

Total equity	127,889	125,165	121,398	118,154	114,359

Total liabilities and equity	$1,258,128	1,220,784	1,225,862	1,223,630	1,243,646

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES

	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2010	2010	2010	2010	2009

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$72,029	70,839	67,712	40,833	46,031
Trading assets	33,871	29,080	28,760	27,911	23,179
Debt securities available for sale:
Securities of U.S. Treasury and federal agencies	1,670	1,673	2,094	2,278	2,381
Securities of U.S. states and political subdivisions	18,398	17,220	16,192	13,696	13,574
Mortgage-backed securities:
Federal agencies	80,459	70,486	72,876	79,730	85,063
Residential and commercial	33,365	33,425	33,197	32,768	43,243

Total mortgage-backed securities	113,824	103,911	106,073	112,498	128,306
Other debt securities (1)	37,793	35,533	33,270	32,346	33,710

Total debt securities available for sale (1)	171,685	158,337	157,629	160,818	177,971
Mortgages held for sale (2)	45,063	38,073	32,196	31,368	34,750
Loans held for sale (2)	1,140	3,223	4,386	6,406	5,104
Loans:
Commercial:
Commercial and industrial	147,866	146,139	147,965	156,466	164,050
Real estate mortgage	99,188	99,082	97,731	97,967	97,296
Real estate construction	26,882	29,469	33,060	35,852	38,364
Lease financing	13,033	13,156	13,622	14,008	14,107
Foreign	30,986	30,276	29,048	28,561	30,086

Total commercial	317,955	318,122	321,426	332,854	343,903

Consumer:
Real estate 1-4 family first mortgage	228,802	231,172	237,500	245,024	232,273
Real estate 1-4 family junior lien mortgage	97,673	100,257	102,678	105,640	103,584
Credit card	21,888	22,048	22,239	23,345	23,717
Other revolving credit and installment	87,357	87,884	88,617	90,526	88,963

Total consumer	435,720	441,361	451,034	464,535	448,537

Total loans (2)	753,675	759,483	772,460	797,389	792,440
Other	5,338	5,912	6,082	6,069	6,147

Total earning assets	$1,082,801	1,064,947	1,069,225	1,070,794	1,085,622

Funding sources
Deposits:
Interest-bearing checking	$60,879	59,677	61,212	62,021	61,229
Market rate and other savings	431,171	419,996	412,062	403,945	389,905
Savings certificates	79,146	85,044	89,773	94,763	109,306
Other time deposits	13,438	14,400	14,936	15,878	16,501
Deposits in foreign offices	55,463	52,061	57,461	55,434	59,870

Total interest-bearing deposits	640,097	631,178	635,444	632,041	636,811
Short-term borrowings	50,609	46,468	45,082	45,081	32,757
Long-term debt	160,801	177,077	195,440	209,008	210,707
Other liabilities	8,258	6,764	6,737	5,664	5,587

Total interest-bearing liabilities	859,765	861,487	882,703	891,794	885,862
Portion of noninterest-bearing funding sources	223,036	203,460	186,522	179,000	199,760

Total funding sources	$1,082,801	1,064,947	1,069,225	1,070,794	1,085,622

Noninterest-earning assets
Cash and due from banks	$18,016	17,000	17,415	18,049	19,216
Goodwill	24,832	24,829	24,820	24,816	24,093
Other	111,388	113,592	112,720	112,461	110,525

Total noninterest-earning assets	$154,236	155,421	154,955	155,326	153,834

Noninterest-bearing funding sources
Deposits	$197,943	184,837	176,908	172,039	179,204
Other liabilities	52,930	50,013	43,713	44,739	45,058
Total equity	126,399	124,031	120,856	117,548	129,332
Noninterest-bearing funding sources used to fund earning assets	(223,036)	(203,460)	(186,522)	(179,000)	(199,760)

Net noninterest-bearing funding sources	$154,236	155,421	154,955	155,326	153,834

Total assets	$1,237,037	1,220,368	1,224,180	1,226,120	1,239,456

(1)	Includes certain preferred securities.
(2)	Nonaccrual loans are included in their respective loan categories.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2010	2010	2010	2010	2009

Commercial:
Commercial and industrial	$151,284	147,321	146,084	150,587	158,352
Real estate mortgage (1)	99,435	98,755	99,626	97,846	97,527
Real estate construction (1)	25,333	27,911	30,879	34,505	36,978
Lease financing	13,094	12,993	13,492	13,887	14,210
Foreign	32,912	29,691	30,474	28,289	29,398

Total commercial	322,058	316,671	320,555	325,114	336,465

Consumer:
Real estate 1-4 family first mortgage	230,235	228,081	233,812	240,528	229,536
Real estate 1-4 family junior lien mortgage	96,149	99,060	101,327	103,800	103,708
Credit card	22,260	21,890	22,086	22,525	24,003
Other revolving credit and installment	86,565	87,962	88,485	89,463	89,058

Total consumer	435,209	436,993	445,710	456,316	446,305

Total loans (net of unearned income) (2)	$757,267	753,664	766,265	781,430	782,770

(1)	Effective June 30, 2010, real estate construction outstanding balances and all other related data include certain commercial real estate secured loans acquired from Wachovia previously classified as real estate mortgage. Prior periods have been revised to conform with the current presentation.

(2)	Includes $41.4 billion, $43.8 billion, $46.5 billion, $49.5 billion and $51.7 billion of purchased credit-impaired (PCI) loans at December 31, September 30, June 30, and March 31, 2010, and December 31, 2009, respectively. See table on page 31 for detail of PCI loans.
FIVE QUARTER NONACCRUAL LOANS AND OTHER NONPERFORMING ASSETS

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2010	2010	2010	2010	2009

Nonaccrual loans:
Commercial:
Commercial and industrial	$3,213	4,103	3,843	4,273	4,397
Real estate mortgage	5,227	5,079	4,689	4,345	3,696
Real estate construction	2,676	3,198	3,429	3,327	3,313
Lease financing	108	138	163	185	171
Foreign	127	126	115	135	146

Total commercial	11,351	12,644	12,239	12,265	11,723

Consumer:
Real estate 1-4 family first mortgage	12,289	12,969	12,865	12,347	10,100
Real estate 1-4 family junior lien mortgage	2,302	2,380	2,391	2,355	2,263
Other revolving credit and installment	300	312	316	334	332

Total consumer	14,891	15,661	15,572	15,036	12,695

Total nonaccrual loans (1)(2)	26,242	28,305	27,811	27,301	24,418

As a percentage of total loans	3.47%	3.76	3.63	3.49	3.12
Foreclosed assets:
GNMA (3)	$1,479	1,492	1,344	1,111	960
Other	4,530	4,635	3,650	2,970	2,199
Real estate and other nonaccrual investments (4)	120	141	131	118	62

Total nonaccrual loans and other nonperforming assets	$32,371	34,573	32,936	31,500	27,639

As a percentage of total loans	4.27%	4.59	4.30	4.03	3.53

(1)	Includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.

(2)	Excludes loans acquired from Wachovia that are accounted for as PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.

(3)	Consistent with regulatory reporting requirements, foreclosed real estate securing Government National Mortgage Association (GNMA) loans is classified as nonperforming. Both principal and interest for GNMA loans secured by the foreclosed real estate are collectible because the GNMA loans are insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs.

(4)	Includes real estate investments (contingent interest loans accounted for as investments) that would be classified as nonaccrual if these assets were recorded as loans, and nonaccrual debt securities.

Wells Fargo & Company and Subsidiaries
LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING (EXCLUDING INSURED/GUARANTEED
GNMA AND SIMILAR LOANS) (1)

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2010	2010	2010	2010	2009

Commercial:
Commercial and industrial	$308	222	540	561	590
Real estate mortgage	104	463	654	947	1,014
Real estate construction	193	332	471	787	909
Foreign	22	27	21	29	73

Total commercial	627	1,044	1,686	2,324	2,586

Consumer:
Real estate 1-4 family first mortgage (2)	941	1,016	1,049	1,281	1,623
Real estate 1-4 family junior lien mortgage (2)	366	361	352	414	515
Credit card	516	560	610	719	795
Other revolving credit and installment	1,305	1,305	1,300	1,219	1,333

Total consumer	3,128	3,242	3,311	3,633	4,266

Total	$3,755	4,286	4,997	5,957	6,852

(1)	The carrying value of purchased credit-impaired (PCI) loans contractually 90 days or more past due was $11.6 billion, $13.0 billion, $15.1 billion, $16.8 billion, and $16.1 billion at December 31, September 30, June 30 and March 31, 2010, and December 31, 2009, respectively. These amounts are excluded from the above table as PCI loan accretable yield interest recognition is independent from the underlying contractual loan delinquency status. See table on page 31 for detail of PCI loans.

(2)	Includes mortgage loans held for sale 90 days or more past due and still accruing.

Wells Fargo & Company and Subsidiaries
PURCHASED CREDIT-IMPAIRED (PCI) LOANS
Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. PCI loans represent loans acquired from Wachovia that were deemed to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due and nonaccrual status, recent borrower credit scores and recent LTV percentages. PCI loans are initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the associated allowance for credit losses related to these loans is not carried over at the acquisition date.
Under the accounting guidance for PCI loans, the excess of cash flows expected to be collected over the estimated fair value is referred to as the accretable yield and is recognized in interest income over the remaining life of the loan, or pool of loans, in situations where there is a reasonable expectation about the timing and amount of cash flows expected to be collected. Accordingly, such loans are not classified as nonaccrual and they are considered to be accruing because their interest income relates to the accretable yield recognized under accounting for PCI loans and not to contractual interest payments. The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference.
Subsequent to acquisition, we regularly evaluate our estimates of cash flows expected to be collected. These evaluations, performed quarterly, require the continued usage of key assumptions and estimates, similar to the initial estimate of fair value. If we have probable decreases in the expected cash flows (other than due to a decrease in rate indices), we charge the provision for credit losses, resulting in an increase to the allowance for loan losses. If we have probable and significant increases in the expected cash flows subsequent to establishing an additional allowance, we first reverse any previously established allowance and then increase interest income over the remaining life of the loan, or pool of loans.
As a result of PCI loan accounting, certain credit-related ratios cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

	December 31,
(in millions)	2010	2009	2008

Commercial:
Commercial and industrial	$718	1,911	4,580
Real estate mortgage	2,855	4,137	5,803
Real estate construction	2,949	5,207	6,462
Foreign	1,413	1,733	1,859

Total commercial	7,935	12,988	18,704

Consumer:
Real estate 1-4 family first mortgage	33,245	38,386	39,214
Real estate 1-4 family junior lien mortgage	250	331	728
Other revolving credit and installment	-	-	151

Total consumer	33,495	38,717	40,093

Total loans	$41,430	51,705	58,797

Wells Fargo & Company and Subsidiaries
CHANGES IN NONACCRETABLE DIFFERENCE FOR PCI LOANS
A nonaccretable difference was established in purchase accounting for PCI loans to absorb losses expected at that time on those loans. Amounts absorbed by the nonaccretable difference do not affect the income statement or the allowance for credit losses. Substantially all our commercial, CRE and foreign PCI loans are accounted for as individual loans. Conversely, Pick-a-Pay and other consumer PCI loans have been aggregated into several pools based on common risk characteristics. Each pool is accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows. Resolutions of loans may include sales of loans to third parties, receipt of payments in settlement with the borrower, or foreclosure of the collateral. Our policy is to remove an individual loan from a pool based on comparing the amount received from its resolution with its contractual amount. Any difference between these amounts is absorbed by the nonaccretable difference established for the entire pool. This removal method assumes that the amount received from resolution approximates pool performance expectations. The remaining accretable yield balance is unaffected and any material change in remaining effective yield caused by this removal method is addressed by our quarterly cash flow evaluation process for each pool. For loans in pools that are resolved by payment in full, there is no release of the nonaccretable difference since there is no difference between the amount received at resolution and the contractual amount of the loan. Modified PCI loans are not removed from a pool even if those loans would otherwise be deemed troubled debt restructurings (TDRs). Modified PCI loans that are accounted for individually are considered TDRs if there has been a concession granted in excess of the original nonaccretable difference. The following table provides an analysis of changes in the nonaccretable difference related to principal that is not expected to be collected.

	Commercial,
	CRE and		Other
(in millions)	foreign	Pick-a-Pay	consumer	Total

Balance at December 31, 2008	$10,410	26,485	4,069	40,964
Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(330)	-	-	(330)
Loans resolved by sales to third parties (2)	(86)	-	(85)	(171)
Reclassification to accretable yield for loans with improving cash flows (3)	(138)	(27)	(276)	(441)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(4,853)	(10,218)	(2,086)	(17,157)

Balance at December 31, 2009	5,003	16,240	1,622	22,865
Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(817)	-	-	(817)
Loans resolved by sales to third parties (2)	(172)	-	-	(172)
Reclassification to accretable yield for loans with improving cash flows (3)	(726)	(2,356)	(317)	(3,399)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(1,698)	(2,959)	(391)	(5,048)

Balance at December 31, 2010	$1,590	10,925	914	13,429

Balance at September 30, 2010	$2,074	11,475	980	14,529
Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(78)	-	-	(78)
Loans resolved by sales to third parties (2)	(21)	-	-	(21)
Reclassification to accretable yield for loans with improving cash flows (3)	(165)	-	-	(165)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(220)	(550)	(66)	(836)

Balance at December 31, 2010	$1,590	10,925	914	13,429

(1)	Release of the nonaccretable difference for settlement with borrower, on individually accounted PCI loans, increases interest income in the period of settlement. Pick-a-Pay and Other consumer PCI loans do not reflect nonaccretable difference releases due to pool accounting for those loans, which assumes that the amount received approximates the pool performance expectations.

(2)	Release of the nonaccretable difference as a result of sales to third parties increases noninterest income in the period of the sale.

(3)	Reclassification of nonaccretable difference for increased cash flow estimates to the accretable yield will result in increasing income over the estimated remaining life of the loan or pool of loans and thus the rate of return realized.

(4)	Write-downs to net realizable value of PCI loans are absorbed by the nonaccretable difference when severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.

Wells Fargo & Company and Subsidiaries
CHANGES IN ACCRETABLE YIELD RELATED TO PCI LOANS
The excess of cash flows expected to be collected over the carrying value of PCI loans is referred to as the accretable yield and is accreted into interest income over the estimated lives of the PCI loans using the effective yield method. The accretable yield is affected by:
•	Changes in interest rate indices for variable rate PCI loans – Expected future cash flows are based on the variable rates in effect at the time of the quarterly assessment of expected cash flows;

•	Changes in prepayment assumptions – Prepayments affect the estimated life of PCI loans which may change the amount of interest income, and possibly principal, expected to be collected; and

•	Changes in the expected principal and interest payments over the estimated life – Updates to changes in expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the quarterly assessment.
The change in the accretable yield related to PCI loans is presented in the following table.

	Quarter
	ended
	Dec. 31,	Year ended Dec. 31,
(in millions)	2010	2010	2009

Total, beginning of period	$16,679	14,559	10,447
Accretion	(578)	(2,435)	(2,606)
Reclassification from nonaccretable difference for loans with improving cash flows	165	3,399	441
Changes in expected cash flows that do not affect nonaccretable difference (1)	448	1,191	6,277

Total, end of period	$16,714	16,714	14,559

(1)	Represents changes in interest cash flows due to the impact of modifications incorporated into the quarterly assessment of expected future cash flows and/or changes in interest rates on variable rate PCI loans.
CHANGES IN ALLOWANCE FOR PCI LOAN LOSSES
When it is estimated that the expected cash flows have decreased subsequent to acquisition for a PCI loan or pool of loans, an allowance is established and a provision for additional loss is recorded as a charge to income. The following table summarizes the changes in allowance for PCI loan losses.

	Commercial,
	CRE and		Other
(in millions)	foreign	Pick-a-Pay	consumer	Total

Balance at December 31, 2008	$-	-	-	-
Provision for losses due to credit deterioration	850	-	3	853
Charge-offs	(520)	-	-	(520)

Balance at December 31, 2009	330	-	3	333
Provision for losses due to credit deterioration	712	-	59	771
Charge-offs	(776)	-	(30)	(806)

Total, December 31, 2010	$266	-	32	298

Balance at September 30, 2010	$362	-	17	379
Provision for losses due to credit deterioration	(3)	-	24	21
Charge-offs	(93)	-	(9)	(102)

Total, December 31, 2010	$266	-	32	298

Wells Fargo & Company and Subsidiaries
PICK-A-PAY PORTFOLIO (1)

	PCI loans				All other loans
				Ratio of
				carrying
	Unpaid	Current		value to	Unpaid	Current
	principal	LTV	Carrying	current	principal	LTV	Carrying
(in millions)	balance (2)	ratio (3)	value (4)	value	balance	ratio (3)	value (4)

December 31, 2010

California	$31,075	127%	$21,623	88%	$21,243	83%	$20,866
Florida	4,924	146	2,960	88	4,575	106	4,335
New Jersey	1,544	97	1,242	78	2,608	78	2,578
Texas	377	80	337	72	1,729	64	1,732
Washington	559	102	488	89	1,316	82	1,293
Other states	7,809	113	5,727	83	11,849	86	11,635

Total Pick-a-Pay loans	$46,288		$32,377		$43,320		$42,439

December 31, 2009

California	$37,341	140%	$25,022	94%	$23,795	91%	$23,626
Florida	5,751	137	3,199	76	5,046	102	4,942
New Jersey	1,646	99	1,269	76	2,914	80	2,912
Texas	442	82	399	74	1,967	66	1,973
Washington	633	101	543	87	1,439	82	1,435
Other states	9,283	114	6,597	81	13,401	85	13,321

Total Pick-a-Pay loans	$55,096		$37,029		$48,562		$48,209

(1)	The individual states shown in this table represent the top five states based on the total net carrying value of the Pick-a-Pay loans at the beginning of 2010. The December 31, 2009, table has been revised to conform to the 2010 presentation of top five states.

(2)	Unpaid principal balance for PCI loans does not include write-downs taken on loans where severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.

(3)	The current loan-to-value (LTV) ratio is calculated as the unpaid principal balance for the Pick-a-Pay loans divided by the collateral value. Collateral values are generally determined using automated valuation models (AVM) and are updated quarterly. AVMs are computer-based tools used to estimate market values of homes based on processing large volumes of market data including market comparables and price trends for local market areas. Various vendors provide collateral value estimates for the AVM tool and we select the vendors based on the accuracy of their estimates compared to actual realized sales prices for the properties. We continually test the accuracy of these vendor models and based on the results of this analysis, we may switch vendors to improve the accuracy in the estimates. Switching vendors can contribute to changes in the LTV ratios presented on a quarterly basis that are not market driven. The December 31, 2009 table has been revised to remove the unpaid principal balance of any equity lines of credit that share common collateral from the calculation of the LTV ratio to conform to the 2010 presentation.

(4)	Carrying value, which does not reflect the allowance for loan losses, includes purchase accounting adjustments, which, for PCI loans, are the nonaccretable difference and the accretable yield, and for all other loans, an adjustment to mark the loans to a market yield at date of merger less any subsequent charge-offs.

Wells Fargo & Company and Subsidiaries
HOME EQUITY PORTFOLIOS (1)

			% of loans
			two payments		Loss rate (annualized)
	Outstanding balances		or more past due		Quarter ended
	December 31,		December 31,		December 31,
(in millions)	2010	2009	2010	2009	2010	2009

Core portfolio (2)
California	$27,850	30,264	3.30%	4.12	3.95	6.12
Florida	12,036	12,038	5.46	5.48	5.84	6.98
New Jersey	8,629	8,379	3.44	2.50	1.83	1.51
Virginia	5,667	5,855	2.33	1.91	1.70	1.13
Pennsylvania	5,432	5,051	2.48	2.03	1.11	1.81
Other	50,976	53,811	2.83	2.85	2.86	3.04

Total	110,590	115,398	3.24	3.35	3.24	3.90

Liquidating portfolio
California	2,555	3,205	6.66	8.78	13.48	17.94
Florida	330	408	8.85	9.45	10.59	19.53
Arizona	149	193	6.91	10.46	18.45	19.29
Texas	125	154	2.02	1.94	2.95	2.40
Minnesota	91	108	5.39	4.15	8.73	7.53
Other	3,654	4,361	4.53	5.06	6.46	7.33

Total	6,904	8,429	5.54	6.74	9.49	12.16

Total core and liquidating portfolios	$117,494	123,827	3.37	3.58	3.61	4.48

(1)	Consists of real estate 1-4 family junior lien mortgages and lines of credit secured by real estate, excluding PCI loans.

(2)	Includes equity lines of credit and closed-end second liens associated with the Pick-a-Pay portfolio totaling $1.7 billion and $1.8 billion at December 31, 2010 and 2009, respectively.

Wells Fargo & Company and Subsidiaries
CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended Dec. 31,		Year ended Dec. 31,
(in millions)	2010	2009	2010	2009

Balance, beginning of period	$24,372	24,528	25,031	21,711
Provision for credit losses	2,989	5,913	15,753	21,668
Adjustment for passage of time on certain impaired loans (1)	(63)	-	(266)	-
Loan charge-offs:
Commercial:
Commercial and industrial	(610)	(1,028)	(2,775)	(3,365)
Real estate mortgage	(270)	(326)	(1,151)	(670)
Real estate construction	(199)	(414)	(1,189)	(1,063)
Lease financing	(26)	(56)	(120)	(229)
Foreign	(50)	(56)	(198)	(237)

Total commercial	(1,155)	(1,880)	(5,433)	(5,564)

Consumer:
Real estate 1-4 family first mortgage	(1,199)	(1,089)	(4,900)	(3,318)
Real estate 1-4 family junior lien mortgage	(1,059)	(1,384)	(4,934)	(4,812)
Credit card	(505)	(683)	(2,396)	(2,708)
Other revolving credit and installment	(573)	(861)	(2,437)	(3,423)

Total consumer	(3,336)	(4,017)	(14,667)	(14,261)

Total loan charge-offs	(4,491)	(5,897)	(20,100)	(19,825)

Loan recoveries:
Commercial:
Commercial and industrial	110	101	427	254
Real estate mortgage	36	11	68	33
Real estate construction	28	5	110	16
Lease financing	5	7	20	20
Foreign	22	10	53	40

Total commercial	201	134	678	363

Consumer:
Real estate 1-4 family first mortgage	175	71	522	185
Real estate 1-4 family junior lien mortgage	54	55	211	174
Credit card	53	49	218	180
Other revolving credit and installment	169	175	718	755

Total consumer	451	350	1,669	1,294

Total loan recoveries	652	484	2,347	1,657

Net loan charge-offs (2)	(3,839)	(5,413)	(17,753)	(18,168)

Allowances related to business combinations/other (3)	4	3	698	(180)

Balance, end of period	$23,463	25,031	23,463	25,031

Components:
Allowance for loan losses	$23,022	24,516	23,022	24,516
Allowance for unfunded credit commitments	441	515	441	515

Allowance for credit losses (4)	$23,463	25,031	23,463	25,031

Net loan charge-offs (annualized) as a percentage of average total loans (2)	2.02%	2.71	2.30	2.21
Allowance for loan losses as a percentage of total loans (4)	3.04	3.13	3.04	3.13
Allowance for credit losses as a percentage of total loans (4)	3.10	3.20	3.10	3.20

(1)	Certain impaired loans have a valuation allowance determined by discounting expected cash flows at the respective loan’s effective interest rate. Accordingly, the valuation allowance for these impaired loans reduces with the passage of time and that reduction is recognized as interest income.

(2)	For PCI loans, charge-offs are only recorded to the extent that losses exceed the purchase accounting estimates.

(3)	Includes $693 million related to the adoption of consolidation accounting guidance on January 1, 2010.

(4)	The allowance for credit losses includes $298 million and $333 million at December 31, 2010 and 2009, respectively, related to PCI loans acquired from Wachovia. Loans acquired from Wachovia are included in total loans net of related purchase accounting net write-downs.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2010	2010	2010	2010	2009

Balance, beginning of quarter	$24,372	25,085	25,656	25,031	24,528
Provision for credit losses	2,989	3,445	3,989	5,330	5,913
Adjustment for passage of time on certain impaired loans (1)	(63)	(67)	(62)	(74)	-
Loan charge-offs:
Commercial:
Commercial and industrial	(610)	(588)	(810)	(767)	(1,028)
Real estate mortgage	(270)	(236)	(364)	(281)	(326)
Real estate construction	(199)	(296)	(289)	(405)	(414)
Lease financing	(26)	(29)	(31)	(34)	(56)
Foreign	(50)	(49)	(52)	(47)	(56)

Total commercial	(1,155)	(1,198)	(1,546)	(1,534)	(1,880)

Consumer:
Real estate 1-4 family first mortgage	(1,199)	(1,164)	(1,140)	(1,397)	(1,089)
Real estate 1-4 family junior lien mortgage	(1,059)	(1,140)	(1,239)	(1,496)	(1,384)
Credit card	(505)	(556)	(639)	(696)	(683)
Other revolving credit and installment	(573)	(572)	(542)	(750)	(861)

Total consumer	(3,336)	(3,432)	(3,560)	(4,339)	(4,017)

Total loan charge-offs	(4,491)	(4,630)	(5,106)	(5,873)	(5,897)

Loan recoveries:
Commercial:
Commercial and industrial	110	79	121	117	101
Real estate mortgage	36	18	4	10	11
Real estate construction	28	20	51	11	5
Lease financing	5	6	4	5	7
Foreign	22	10	10	11	10

Total commercial	201	133	190	154	134

Consumer:
Real estate 1-4 family first mortgage	175	130	131	86	71
Real estate 1-4 family junior lien mortgage	54	55	55	47	55
Credit card	53	52	60	53	49
Other revolving credit and installment	169	165	181	203	175

Total consumer	451	402	427	389	350

Total loan recoveries	652	535	617	543	484

Net loan charge-offs	(3,839)	(4,095)	(4,489)	(5,330)	(5,413)

Allowances related to business combinations/other	4	4	(9)	699	3

Balance, end of quarter	$23,463	24,372	25,085	25,656	25,031

Components:
Allowance for loan losses	$23,022	23,939	24,584	25,123	24,516
Allowance for unfunded credit commitments	441	433	501	533	515

Allowance for credit losses	$23,463	24,372	25,085	25,656	25,031

Net loan charge-offs (annualized) as a percentage of average total loans	2.02%	2.14	2.33	2.71	2.71
Allowance for loan losses as a percentage of:
Total loans	3.04	3.18	3.21	3.22	3.13
Nonaccrual loans	88	85	88	92	100
Nonaccrual loans and other nonperforming assets	71	69	75	80	89
Allowance for credit losses as a percentage of:
Total loans	3.10	3.23	3.27	3.28	3.20
Nonaccrual loans	89	86	90	94	103
Nonaccrual loans and other nonperforming assets	72	70	76	81	91

(1)	Certain impaired loans have a valuation allowance determined by discounting expected cash flows at the respective loan’s effective interest rate. Accordingly, the valuation allowance for these impaired loans reduces with the passage of time and that reduction is recognized as interest income.

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Year ended December 31,
(in millions)	2010	2009

Balance, beginning of period (1)	$114,359	102,316
Cumulative effect from change in accounting for VIEs (2)	183	-
Cumulative effect from change in accounting for embedded credit derivatives (3)	(28)	-
Wells Fargo net income	12,362	12,275
Wells Fargo other comprehensive income (loss), net of tax, related to:
Translation adjustments	45	73
Investment securities (4)	1,525	9,806
Derivative instruments and hedging activities	89	(221)
Defined benefit pension plans	70	273
Common stock issued	1,375	21,976
Common stock repurchased	(91)	(220)
Preferred stock redeemed	-	(25,000)
Preferred stock discount accretion	-	2,259
Preferred stock released to ESOP	796	106
Common stock warrants repurchased	(545)	-
Common stock dividends	(1,045)	(2,125)
Preferred stock dividends, accretion and other	(730)	(4,285)
Noncontrolling interests and other, net	(476)	(2,874)

Balance, end of period	$127,889	114,359

(1)	The impact of adopting new accounting provisions for recording other-than-temporary impairment on debt securities as prescribed in ASC 320-10, Investments – Debt and Equity Securities (FASB Staff Position (FSP) FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments), was to increase the 2009 beginning balance of retained earnings and reduce the 2009 beginning balance of other comprehensive income by $85 million ($53 million after tax).

(2)	Effective January 1, 2010, we adopted changes in consolidation accounting pursuant to amendments by ASU 2009-17 to ASC 810 (FAS 167) and, accordingly, consolidated certain VIEs that were not included in our consolidated financial statements at December 31, 2009. We recorded a $183 million increase to beginning retained earnings as a cumulative effect adjustment.

(3)	Effective July 1, 2010, we adopted changes in accounting for embedded credit derivatives pursuant to ASU 2010-11, which provides guidance clarifying the accounting for embedded credit derivative features in certain financial instruments. We recorded a $28 million decrease to beginning retained earnings as a cumulative effect adjustment.

(4)	On March 31, 2009, we early adopted new fair value measurement provisions contained in ASC 820-10, Fair Value Measurements and Disclosures (FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly). This guidance addresses determining fair values for securities in circumstances where the market for such securities is illiquid and transactions involve distressed sales. In such circumstances, ASC 820-10 permits use of other inputs in estimating fair value that may include pricing models.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER TIER 1 COMMON EQUITY (1)

		Quarter ended
		Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in billions)		2010	2010	2010	2010	2009

Total equity		$127.9	125.2	121.4	118.1	114.4
Noncontrolling interests		(1.5)	(1.5)	(1.6)	(2.0)	(2.6)

Total Wells Fargo stockholders’ equity		126.4	123.7	119.8	116.1	111.8

Adjustments:
Preferred equity		(8.1)	(8.1)	(8.1)	(8.1)	(8.1)
Goodwill and intangible assets (other than MSRs)		(35.5)	(36.1)	(36.7)	(37.2)	(37.7)
Applicable deferred taxes		4.3	4.7	5.0	5.2	5.3
Deferred tax asset limitation		-	-	-	-	(1.0)
MSRs over specified limitations		(0.9)	(0.9)	(1.0)	(1.5)	(1.6)
Cumulative other comprehensive income		(4.6)	(5.4)	(4.8)	(4.0)	(3.0)
Other		(0.3)	(0.3)	(0.3)	(0.3)	(0.2)

Tier 1 common equity	(A)	$81.3	77.6	73.9	70.2	65.5

Total risk-weighted assets (2)	(B)	$971.7	968.4	970.8	990.1	1,013.6

Tier 1 common equity to total risk-weighted assets	(A)/(B)	8.37%	8.01	7.61	7.09	6.46

(1)	Tier 1 common equity is a non-generally accepted accounting principle (GAAP) financial measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Tier 1 common equity includes total Wells Fargo stockholders’ equity, less preferred equity, goodwill and intangible assets (excluding MSRs), net of related deferred taxes, adjusted for specified Tier 1 regulatory capital limitations covering deferred taxes, MSRs, and cumulative other comprehensive income. Management reviews Tier 1 common equity along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.

(2)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets. The Company’s December 31, 2010, preliminary risk-weighted assets reflect estimated on-balance sheet risk-weighted assets of $814.4 billion and derivative and off-balance sheet risk-weighted assets of $157.3 billion.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

	Community		Wholesale		Wealth, Brokerage				Consolidated
(income/expense in millions,	Banking		Banking		and Retirement		Other (2)		Company
average balances in billions)	2010	2009	2010	2009	2010	2009	2010	2009	2010	2009

Quarter ended December 31,
Net interest income (3)	$7,744	8,486	2,972	2,732	676	549	(329)	(267)	11,063	11,500
Provision for credit losses	2,785	4,943	195	964	113	93	(104)	(87)	2,989	5,913
Noninterest income	5,804	7,025	2,792	2,592	2,365	2,105	(530)	(526)	10,431	11,196
Noninterest expense	7,857	7,650	2,990	2,729	2,608	2,558	(115)	(116)	13,340	12,821

Income (loss) before income tax expense (benefit)	2,906	2,918	2,579	1,631	320	3	(640)	(590)	5,165	3,962
Income tax expense (benefit)	864	593	930	590	121	(10)	(243)	(224)	1,672	949

Net income (loss) before noncontrolling interests	2,042	2,325	1,649	1,041	199	13	(397)	(366)	3,493	3,013
Less: Net income from noncontrolling interests	72	149	5	12	2	29	-	-	79	190

Net income (loss) (4)	$1,970	2,176	1,644	1,029	197	(16)	(397)	(366)	3,414	2,823

Average loans	$514.1	538.9	229.6	243.4	43.0	44.8	(33.0)	(34.7)	753.7	792.4
Average assets	772.4	796.5	383.6	366.8	140.2	137.7	(59.2)	(61.5)	1,237.0	1,239.5
Average core deposits	544.4	542.2	185.1	163.0	121.5	124.1	(56.2)	(58.5)	794.8	770.8

Year ended December 31,
Net interest income (3)	$31,864	34,799	11,495	10,218	2,707	2,407	(1,309)	(1,100)	44,757	46,324
Provision for credit losses	13,807	17,866	1,920	3,648	334	460	(308)	(306)	15,753	21,668
Noninterest income	22,834	25,699	10,721	10,363	9,023	8,358	(2,125)	(2,058)	40,453	42,362
Noninterest expense	30,073	29,956	11,267	10,771	9,768	9,426	(652)	(1,133)	50,456	49,020

Income (loss) before income tax expense (benefit)	10,818	12,676	9,029	6,162	1,628	879	(2,474)	(1,719)	19,001	17,998
Income tax expense (benefit)	3,425	3,449	3,237	2,211	616	324	(940)	(653)	6,338	5,331

Net income (loss) before noncontrolling interests	7,393	9,227	5,792	3,951	1,012	555	(1,534)	(1,066)	12,663	12,667
Less: Net income from noncontrolling interests	275	339	19	27	7	26	-	-	301	392

Net income (loss) (4)	$7,118	8,888	5,773	3,924	1,005	529	(1,534)	(1,066)	12,362	12,275

Average loans	$530.1	552.7	230.5	260.2	43.0	45.7	(33.0)	(35.8)	770.6	822.8
Average assets	773.0	806.1	373.2	383.2	139.3	127.9	(58.6)	(54.8)	1,226.9	1,262.4
Average core deposits	536.4	552.8	170.0	147.3	121.2	114.2	(55.6)	(51.8)	772.0	762.5

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. In first quarter 2010, we conformed certain funding and allocation methodologies of legacy Wachovia to those of Wells Fargo; in addition, amounts remaining in “Other” related to integration expense were revised to reflect only integration expense related to the Wachovia merger. In fourth quarter 2010, we realigned certain lending businesses into Wholesale Banking from Community Banking to reflect our previously announced restructuring of Wells Fargo Financial. Prior periods have been revised to reflect these changes.

(2)	Includes Wachovia integration expenses and the elimination of items that are included in both Community Banking and Wealth, Brokerage and Retirement, largely representing wealth management customers serviced and products sold in the stores.

(3)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

(4)	Represents segment net income (loss) for Community Banking; Wholesale Banking; and Wealth, Brokerage and Retirement segments and Wells Fargo net income for the consolidated company.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(income/expense in millions, average balances in billions)	2010	2010	2010	2010	2009

COMMUNITY BANKING
Net interest income (2)	$7,744	7,811	8,056	8,253	8,486
Provision for credit losses	2,785	3,155	3,348	4,519	4,943
Noninterest income	5,804	5,694	5,598	5,738	7,025
Noninterest expense	7,857	7,333	7,678	7,205	7,650

Income before income tax expense	2,906	3,017	2,628	2,267	2,918
Income tax expense	864	973	801	787	593

Net income before noncontrolling interests	2,042	2,044	1,827	1,480	2,325
Less: Net income from noncontrolling interests	72	73	82	48	149

Segment net income	$1,970	1,971	1,745	1,432	2,176

Average loans	$514.1	522.2	534.3	550.4	538.9
Average assets	772.4	770.8	772.1	776.9	796.5
Average core deposits	544.4	537.1	532.6	531.5	542.2

WHOLESALE BANKING
Net interest income (2)	$2,972	2,934	3,035	2,554	2,732
Provision for credit losses	195	280	635	810	964
Noninterest income	2,792	2,396	2,691	2,842	2,592
Noninterest expense	2,990	2,719	2,873	2,685	2,729

Income before income tax expense	2,579	2,331	2,218	1,901	1,631
Income tax expense	930	844	785	678	590

Net income before noncontrolling interests	1,649	1,487	1,433	1,223	1,041
Less: Net income from noncontrolling interests	5	11	-	3	12

Segment net income	$1,644	1,476	1,433	1,220	1,029

Average loans	$229.6	227.3	228.2	237.0	243.4
Average assets	383.6	371.0	368.7	369.4	366.8
Average core deposits	185.1	170.8	162.3	161.6	163.0

WEALTH, BROKERAGE AND RETIREMENT
Net interest income (2)	$676	683	684	664	549
Provision for credit losses	113	77	81	63	93
Noninterest income	2,365	2,229	2,183	2,246	2,105
Noninterest expense	2,608	2,420	2,350	2,390	2,558

Income before income tax expense (benefit)	320	415	436	457	3
Income tax expense (benefit)	121	157	165	173	(10)

Net income before noncontrolling interests	199	258	271	284	13
Less: Net income from noncontrolling interests	2	2	1	2	29

Segment net income (loss)	$197	256	270	282	(16)

Average loans	$43.0	42.6	42.6	43.8	44.8
Average assets	140.2	138.2	141.0	137.8	137.7
Average core deposits	121.5	120.7	121.5	121.1	124.1

OTHER (3)
Net interest income (2)	$(329)	(330)	(326)	(324)	(267)
Provision for credit losses	(104)	(67)	(75)	(62)	(87)
Noninterest income	(530)	(543)	(527)	(525)	(526)
Noninterest expense	(115)	(219)	(155)	(163)	(116)

Loss before income tax benefit	(640)	(587)	(623)	(624)	(590)
Income tax benefit	(243)	(223)	(237)	(237)	(224)

Net loss before noncontrolling interests	(397)	(364)	(386)	(387)	(366)
Less: Net income from noncontrolling interests	-	-	-	-	-

Other net loss	$(397)	(364)	(386)	(387)	(366)

Average loans	$(33.0)	(32.6)	(32.6)	(33.8)	(34.7)
Average assets	(59.2)	(59.6)	(57.6)	(58.0)	(61.5)
Average core deposits	(56.2)	(56.6)	(54.6)	(55.0)	(58.5)

CONSOLIDATED COMPANY
Net interest income (2)	$11,063	11,098	11,449	11,147	11,500
Provision for credit losses	2,989	3,445	3,989	5,330	5,913
Noninterest income	10,431	9,776	9,945	10,301	11,196
Noninterest expense	13,340	12,253	12,746	12,117	12,821

Income before income tax expense	5,165	5,176	4,659	4,001	3,962
Income tax expense	1,672	1,751	1,514	1,401	949

Net income before noncontrolling interests	3,493	3,425	3,145	2,600	3,013
Less: Net income from noncontrolling interests	79	86	83	53	190

Wells Fargo net income	$3,414	3,339	3,062	2,547	2,823

Average loans	$753.7	759.5	772.5	797.4	792.4
Average assets	1,237.0	1,220.4	1,224.2	1,226.1	1,239.5
Average core deposits	794.8	772.0	761.8	759.2	770.8

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. In first quarter 2010, we conformed certain funding and allocation methodologies of legacy Wachovia to those of Wells Fargo; in addition, amounts remaining in “Other” related to integration expense were revised to reflect only integration expense related to the Wachovia merger. In fourth quarter 2010, we realigned certain lending businesses into Wholesale Banking from Community Banking to reflect our previously announced restructuring of Wells Fargo Financial. Prior periods have been revised to reflect these changes.

(2)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

(3)	Includes Wachovia integration expenses and the elimination of items that are included in both Community Banking and Wealth, Brokerage and Retirement, largely representing wealth management customers serviced and products sold in the stores.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2010	2010	2010	2010	2009

MSRs measured using the fair value method:
Fair value, beginning of quarter	$12,486	13,251	15,544	16,004	14,500
Adjustments from adoption of consolidation accounting guidance	-	-	-	(118)	-
Servicing from securitizations or asset transfers	1,052	1,043	943	1,054	1,181

Net additions	1,052	1,043	943	936	1,181

Changes in fair value:
Due to changes in valuation model inputs or assumptions (1)	1,613	(1,132)	(2,661)	(777)	1,052
Other changes in fair value (2)	(684)	(676)	(575)	(619)	(729)

Total changes in fair value	929	(1,808)	(3,236)	(1,396)	323

Fair value, end of quarter	$14,467	12,486	13,251	15,544	16,004

(1)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

(2)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2010	2010	2010	2010	2009

Amortized MSRs:
Balance, beginning of quarter	$1,013	1,037	1,069	1,119	1,162
Adjustments from adoption of consolidation accounting guidance	-	-	-	(5)	-
Purchases	36	14	7	1	1
Servicing from securitizations or asset transfers	432	18	17	11	18
Amortization	(59)	(56)	(56)	(57)	(62)

Balance, end of quarter	1,422	1,013	1,037	1,069	1,119

Valuation Allowance:
Balance, beginning of quarter	-	-	-	-	-
Provision for MSRs in excess of fair value	3	-	-	-	-

Balance, end of quarter	3	-	-	-	-

Amortized MSRs, net	$1,419	1,013	1,037	1,069	1,119

Fair value of amortized MSRs:
Beginning of quarter	$1,349	1,307	1,283	1,261	1,277
End of quarter	1,812	1,349	1,307	1,283	1,261

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2010	2010	2010	2010	2009

Servicing income, net:
Servicing fees (1)	$1,129	1,192	1,223	1,053	1,059
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	1,613	(1,132)	(2,661)	(777)	1,052
Other changes in fair value (3)	(684)	(676)	(575)	(619)	(729)

Total changes in fair value of MSRs carried at fair value	929	(1,808)	(3,236)	(1,396)	323
Amortization	(59)	(56)	(56)	(57)	(62)
Provision for MSRs in excess of fair value	(3)	-	-	-	-
Net derivative gains (losses) from economic hedges (4)	(1,756)	1,188	3,287	1,766	830

Total servicing income, net	$240	516	1,218	1,366	2,150

Market-related valuation changes to MSRs, net of hedge results (2)+(4)	$(143)	56	626	989	1,882

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues. 2009 amounts have been revised to conform to current presentation.

(2)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

(3)	Represents changes due to collection/realization of expected cash flows over time.

(4)	Represents results from free-standing derivatives (economic hedges) used to hedge the risk of changes in fair value of MSRs.

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in billions)	2010	2010	2010	2010	2009

Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,429	1,433	1,437	1,417	1,422
Owned loans serviced	371	365	365	371	364
Subservicing	9	10	10	10	10

Total residential servicing	1,809	1,808	1,812	1,798	1,796

Commercial mortgage servicing:
Serviced for others	408	439	441	449	454
Owned loans serviced	99	99	100	105	105
Subservicing	13	10	10	10	10

Total commercial servicing	520	548	551	564	569

Total managed servicing portfolio	$2,329	2,356	2,363	2,362	2,365

Total serviced for others	$1,837	1,872	1,878	1,866	1,876
Ratio of MSRs to related loans serviced for others	0.86%	0.72	0.76	0.89	0.91
Weighted-average note rate (mortgage loans serviced for others)	5.39	5.46	5.53	5.59	5.66

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in billions)	2010	2010	2010	2010	2009

Application data:
Wells Fargo Home Mortgage first mortgage quarterly applications	$158	194	143	125	144
Refinances as a percentage of applications	73%	80	58	61	72
Wells Fargo Home Mortgage first mortgage unclosed pipeline, at quarter end	$73	101	68	59	57

Residential Real Estate Originations:
Wells Fargo Home Mortgage first mortgage loans:
Retail	$70	53	44	43	51
Correspondent/Wholesale	57	47	36	32	42
Other (1)	1	1	1	1	1

Total quarter-to-date	$128	101	81	76	94

Total year-to-date	$386	258	157	76	420

(1)	Consists of home equity loans and lines and Wells Fargo Financial.

Wells Fargo & Company and Subsidiaries
CHANGES IN LIABILITY FOR MORTGAGE LOAN REPURCHASE LOSSES

	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Year ended December 31,
(in millions)	2010	2010	2010	2010	2010	2009

Balance, beginning of period	$1,331	1,375	1,263	1,033	1,033	620	(1)
Provision for repurchase losses:
Loan sales	35	29	36	44	144	302
Change in estimate - primarily due to credit deterioration	429	341	346	358	1,474	625

Total additions	464	370	382	402	1,618	927
Losses	(506)	(414)	(270)	(172)	(1,362)	(514)

Balance, end of period	$1,289	1,331	1,375	1,263	1,289	1,033

(1)	Reflects purchase accounting refinements.
OUTSTANDING REPURCHASE DEMANDS AND MORTGAGE INSURANCE RESCISSIONS
While original loan balance related to these demands is presented below, the establishment of the repurchase reserve is based on a combination of factors, such as our appeals success rates, reimbursement by correspondent and other third party originators, and projected loss severity, which is driven by the difference between the current loan balance and the estimated collateral value less costs to sell the property.

	Government		Total	Mortgage
	sponsored		outstanding	insurance
($ in millions)	entities (1)	Private	demands	rescissions (2)	Total

December 31, 2010
Number of loans	6,501	2,899	9,400	3,248	12,648
Original loan balance	$1,467	680	2,147	801	2,948

September 30, 2010
Number of loans	9,887	3,605	13,492	3,035	16,527
Original loan balance	$2,212	882	3,094	748	3,842

June 30, 2010
Number of loans	12,536	3,160	15,696	2,979	18,675
Original loan balance	$2,840	707	3,547	760	4,307

March 31, 2010
Number of loans	10,804	2,320	13,124	2,843	15,967
Original loan balance	$2,499	519	3,018	737	3,755

December 31, 2009
Number of loans	8,354	2,929	11,283	2,965	14,248
Original loan balance	$1,911	886	2,797	859	3,656

(1)	Includes repurchase demands of 1,495 and $291 million, 2,263 and $437 million, 2,141 and $417 million, 1,824 and $372 million, and 1,536 and $322 million for December 31, September 30, June 30, and March 31, 2010, and December 31, 2009, respectively, received from investors on mortgage servicing rights acquired from other originators. We have the right of recourse against the seller for these repurchase demands and would only incur a loss on these demands for counterparty risk associated with the seller.

(2)	As part of our representations and warranties in our loan sales contracts, we represent that certain loans have mortgage insurance. To the extent the mortgage insurance is rescinded by the mortgage insurer, the lack of insurance may result in a repurchase demand from an investor.